UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
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Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
A.K.A. BRANDS HOLDING CORP.
(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

a.k.a.

PROXY STATEMENT 2023

NOTICE OF ANNUAL MEETING

Dear Fellow Shareholders,
We are pleased to invite you to attend the Annual Meeting of Shareholders of a.k.a. Brands Holding Corp. (“a.k.a. Brands” or the “Company”) to be held on May 25, 2023, at 11 a.m. Pacific Time (the “Annual Meeting”). This year’s Annual Meeting will be conducted virtually, via live audio webcast. You will be able to attend the meeting online by visiting www.virtualshareholdermeeting.com/AKA2023. You will be able to submit questions and vote your shares electronically during the meeting by logging in using the 16-digit control number included on your proxy card or voting instruction form.
The Annual Meeting will be conducted for the following purposes, which are more fully described in the accompanying proxy statement:
1.	to elect four nominees identified in the accompanying proxy statement to serve as Class II directors until the 2026 annual meeting and until their successors are duly elected and qualified;
2.	to approve an amendment to the a.k.a. Brands Holding Corp. 2021 Omnibus Incentive Plan to increase the number of shares authorized for issuance thereunder by 10,000,000 shares;
3.	to ratify the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm for the year ending December 31, 2023; and
4.	to transact other business as may properly come before the meeting or any adjournment of the meeting.
Our Board of Directors has set the record date as March 30, 2023. Only shareholders that owned shares of the Company’s common stock at the close of business on that day are entitled to notice of and may vote at this meeting or any adjournment or postponement thereof. A list of the Company’s shareholders of record will be available at our corporate headquarters located at 100 Montgomery Street, Suite 1600, San Francisco, California 94104 and, on the date of the meeting, on the virtual platform for the Annual Meeting at www.virtualshareholdermeeting.com/AKA2023.
Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote. You may vote by proxy over the Internet, by telephone or by mail by following the instructions on the proxy card or the voting instruction form, as applicable. Voting by proxy will ensure your representation at the Annual Meeting regardless of whether you attend.
Sincerely,

CIARAN LONG Interim Chief Executive Officer and Chief Financial Officer	CHRISTOPHER J. DEAN Chair of the Board

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS
The 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of a.k.a. Brands Holding Corp. (“a.k.a. Brands” or the “Company”) will be held via the Internet at www.virtualshareholdermeeting.com/AKA2023 on May 25, 2023, at 11 a.m. Pacific Time for the following purposes:
1.	to elect four nominees identified in the accompanying proxy statement to serve as Class II directors until the 2026 annual meeting and until their successors are duly elected and qualified;
2.	to approve an amendment to the a.k.a. Brands Holding Corp. 2021 Omnibus Incentive Plan to increase the number of shares authorized for issuance thereunder by 10,000,000 shares;
3.	to ratify the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm for the year ending December 31, 2023; and
4.	to transact other business as may properly come before the meeting or any adjournment of the meeting.
Shareholders of record as of the close of business on March 30, 2023 are entitled to notice of, and to vote, at the Annual Meeting. This proxy statement and accompanying proxy card are first being mailed to shareholders on or about April 25, 2023. A list of shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relevant to the meeting during ordinary business hours for at least ten days prior to May 25, 2023, at 100 Montgomery Street, Suite 1600, San Francisco, California 94104 and, on the date of the meeting, on the virtual platform for the Annual Meeting.
By Order of the Board of Directors,

CHRISTOPHER J. DEAN
Chair of the Board

Page
COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	1
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	5
PROPOSAL 1 – ELECTION OF DIRECTORS	8
EXECUTIVE OFFICERS	16
EXECUTIVE AND DIRECTOR COMPENSATION	17
PROPOSAL 2 – APPROVAL OF AN AMENDMENT TO THE A.K.A. BRANDS HOLDING CORP. 2021 OMNIBUS INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER BY 10,000,000 SHARES	27
PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	36
AUDIT COMMITTEE REPORT	37
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	38
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	40
DELINQUENT SECTION 16(a) REPORTS	42
OTHER MATTERS	43
WHERE TO FIND ADDITIONAL INFORMATION	44
COST OF PROXY SOLICITATION	45
APPENDIX A – AMENDMENT NO. 1 TO THE A.K.A. BRANDS HOLDING CORP. 2021 OMNIBUS INCENTIVE PLAN	A-1
i

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q:	Why did I receive these materials?
The Board of Directors of the Company (the “Board”) is soliciting your proxy to vote at our 2023 Annual Meeting of Shareholders (the “Annual Meeting”) (or at any postponement or adjournment of the meeting). Shareholders who own shares of our common stock as of March 30, 2023 (the “Record Date”) are entitled to notice of, and to vote, at the Annual Meeting. You should review these proxy materials carefully as they provide important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about the Company.
Householding. The rules of the Securities and Exchange Commission (the “SEC”) permit us to print an individual’s multiple accounts on a single set of annual meeting materials. To take advantage of this opportunity, we have summarized on one set of annual meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted shareholder prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the annual meeting materials, as requested, to any shareholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the annual meeting materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A number of brokerage firms have instituted householding. They will have their own procedures for shareholders who wish to receive individual copies of the proxy materials.
Q:	Who will be entitled to vote?
Shareholders who own shares of our common stock as of the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, the Company had 129,089,620 shares of common stock outstanding. Holders of shares of common stock are entitled to one vote per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.
Q:	What will I be voting on?
You will be voting on:
1.	the election of four Class II directors to serve on the Board until the 2026 annual meeting and until their successors are duly elected and qualified;
2.	the approval of an amendment to the a.k.a. Brands Holding Corp. 2021 Omnibus Incentive Plan to increase the number of shares authorized for issuance thereunder by 10,000,000 shares;
3.	the ratification of the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm for the year ending December 31, 2023; and
4.	any other business as may properly come before the meeting or any adjournment of the meeting.
Q:	How does the Board recommend I vote on these matters?
The Board recommends you vote:
1.	FOR the election of Simon Beard, Wesley Bryett, Sourav Ghosh and Kelly Thompson as Class II directors;
2.	FOR the approval of an amendment to the a.k.a. Brands Holding Corp. 2021 Omnibus Incentive Plan to increase the number of shares authorized for issuance thereunder by 10,000,000 shares; and
3.	FOR the ratification of the appointment of PricewaterhouseCoopers as our independent registered public accounting firm for the year ending December 31, 2023.
Q:	How do I cast my vote?
Beneficial Shareholders. If you hold your shares through a broker, trustee or other nominee, you are a beneficial shareholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank or other nominee for instructions on how to vote the shares you hold as a beneficial shareholder.

Registered Shareholders. If you hold shares in your own name, you are a registered shareholder and may vote during the virtual Annual Meeting at www.virtualshareholdermeeting.com/AKA2023. You will need to log in by entering your unique 16-digit control number included on your proxy card. Only one person will be able to log in with that unique control number at any time. You can also vote by proxy before the Annual Meeting in the following ways:
1.	via the Internet at www.proxyvote.com;
2.	by phone by calling 1-800-690-6903; or
3.	by signing and returning a proxy card.
Proxies submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 24, 2023.
Q:	Can I access the proxy materials electronically?
Yes. Our proxy materials are available at www.proxyvote.com. In addition, instead of receiving future copies of our proxy materials by mail, shareholders of record and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. If you would like to instruct us to send electronic copies of our proxy materials, you should follow the instructions available at www.proxyvote.com. Your election to receive future proxy materials by email will remain in effect until you revoke it.
Q:	How may I change or revoke my proxy?
Beneficial Shareholders. Beneficial shareholders should contact their broker, trustee or nominee for instructions on how to change or revoke their proxy vote.
Registered Shareholders. Registered shareholders may change or revoke a properly executed proxy at any time before its exercise:
1.	via the Internet at www.proxyvote.com;
2.	by phone by calling 1-800-690-6903;
3.	by signing and returning a new proxy card;
4.	by voting at the virtual Annual Meeting; or
5.
by giving written notice of revocation to the Company, which must be received by the Company prior to the time the Annual meeting begins. Written notice should be mailed to our Corporate Secretary at 100 Montgomery Street, Suite 1600, San Francisco, California 94104.

Q:	How can I attend the virtual Annual Meeting?
The Annual Meeting is being held as a virtual-only meeting this year.
If you are a shareholder of record as of the Record Date, you may attend, vote and ask questions virtually at the meeting by logging in at www.virtualshareholdermeeting.com/AKA2023 and entering your 16-digit control number. This number is included in your proxy card.
If you are a shareholder as of the Record Date and have logged in using your 16-digit control number, you may type questions into the dialog box provided at any point during the meeting (until the floor is closed to questions). Shareholder questions or comments are welcome, but we will only answer questions pertinent to Annual Meeting matters, subject to time constraints. Questions regarding personal matters and statements of advocacy are not pertinent to Annual Meeting matters and therefore will not be addressed. Questions that are substantially similar may be grouped and answered together to avoid repetition. The audio broadcast of the Annual Meeting will be archived at www.virtualshareholdermeeting.com/AKA2023 for at least one year.
If you are not a shareholder as of the Record Date or do not log in using your 16-digit control number, you may still log in as a guest and listen to the Annual Meeting, but you will not be able to ask questions or vote at the meeting.

Q:	Why is the Annual Meeting virtual only?
Hosting a virtual meeting makes it easy for our shareholders to participate from any location around the world. We are excited to embrace the latest technology to provide ease of access, real-time communication and cost savings for our shareholders and the Company. Our virtual format allows shareholders to submit questions and comments and to vote during the meeting. We believe that a virtual meeting allows our shareholders to have robust engagement with the Company, and is in the best interests of our shareholders at this time.
Q:	What is the voting requirement to approve each of the proposals, and how are the votes counted?
PROPOSAL 1 — ELECTION OF DIRECTORS
A plurality of the votes cast by the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to elect each nominee named herein. This means that the four nominees receiving the highest number of votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Votes that are “withheld” with respect to one or more director nominees will result in the respective nominee receiving fewer votes, but they will not count as votes against a nominee and will have no effect on the outcome of the election of those nominees. Broker non-votes will not impact the election of the nominees.
PROPOSAL 2 — APPROVAL OF AN AMENDMENT TO THE a.k.a. Brands Holding Corp. 2021 OMNIBUS INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER BY 10,000,000 SHARES
The affirmative vote of a majority of the voting power of capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required to approve the amendment to the a.k.a. Brands Holding Corp. 2021 Omnibus Incentive Plan to increase the number of shares authorized for issuance thereunder by 10,000,000 shares. Abstentions will be counted as present and entitled to vote on Proposal 2 and will therefore have the effect of a negative vote. Broker non-votes will not affect the required vote with respect to Proposal 2 and will not affect the attainment of a quorum since the broker has discretion to vote on Proposal 3 and these votes will be counted toward establishing a quorum.
PROPOSAL 3 — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The affirmative vote of a majority of the voting power of the capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required to approve the ratification of PricewaterhouseCoopers as our independent registered public accounting firm. Abstentions will be counted as present and entitled to vote on Proposal 3 and will therefore have the effect of a negative vote. We do not expect there to be any broker non-votes with respect to the ratification of the appointment of PricewaterhouseCoopers as our independent registered public accounting firm for the year ending December 31, 2023.
If you do not instruct your broker, bank or other nominee how to vote on the proposals, your broker may vote your shares on the ratification of the appointment of the independent registered public accounting firm (Proposal 3), but may not vote your shares on any of the other proposals.
Q:	When will the results of the vote be announced?
The preliminary voting results will be announced at the virtual Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.
Q:	What is the deadline for submitting a shareholder proposal or director nomination for the 2024 annual meeting?
Shareholders interested in submitting a proposal for inclusion in our proxy materials for the annual meeting of shareholders in 2024 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In general, to be eligible for inclusion, shareholder proposals must be received by the Company no later than December 27, 2023 and must otherwise comply with the SEC’s rules. Proposals should be sent to: Corporate Secretary, a.k.a. Brands Holding Corp., 100 Montgomery Street, Suite 1600, San Francisco, California 94104.

If you intend to present a proposal at the annual meeting of shareholders in 2024 (other than pursuant to Rule 14a-8), or if you want to nominate one or more directors at the annual meeting of shareholders in 2024, you must comply with the advance notice provisions of our amended and restated bylaws, which require, among other things, that you give timely notice in writing to the Corporate Secretary at the address set forth above. Our Corporate Secretary must receive the notice no earlier than the close of business on January 26, 2024 and no later than the close of business on February 23, 2024. However, if the date of our 2024 annual meeting is more than 30 days before or 70 days after the anniversary of the date of the Annual Meeting, then our Corporate Secretary must receive the notice no earlier than the close of business on the 120th calendar day prior to the date of the 2024 annual meeting and no later than the close of business on the later of the 90th calendar day prior to the date of the 2024 annual meeting and the 10th calendar day following the day on which public announcement of the date of 2024 annual meeting is first made by us. You may contact our Corporate Secretary at the address set forth above for a copy of the relevant provisions of our amended and restated bylaws regarding the requirements for making shareholder proposals and nominating director candidates.
In addition to satisfying the requirements of our amended and restated bylaws, to comply with the requirements set forth in Rule 14a-19 of the Exchange Act (the universal proxy rules), stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must also provide written notice to the Corporate Secretary that sets forth all the information required by Rule 14a-19(b) of the Exchange Act. Such notice must be postmarked or transmitted electronically to the Company at the Company’s principal executive offices no later than March 26, 2024.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business and affairs are managed under the direction of our Board, which is composed of nine directors. Our amended and restated certificate of incorporation provides that the authorized number of directors may be changed only by resolution of our Board. Our amended and restated certificate of incorporation also provides that our Board will be divided into three classes of directors, with the classes as nearly equal in number as possible. At each annual meeting of shareholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.
The following table sets forth the director class, name, age as of March 30, 2023, and other information for each member of our Board:
Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Simon Beard	II	38	Director	2021	2023	2026
Wesley Bryett	II	41	Director	2021	2023	2026
Sourav Ghosh	II	46	Director	2022	2023	2026
Kelly Thompson	II	53	Director	2021	2023	2026
Myles McCormick	III	51	Director	2021	2024
Jill Ramsey	III	50	Director	2021	2024
Christopher Dean	I	49	Chair of the Board	2021	2025
Ilene Eskenazi	I	51	Director	2021	2025
Matthew Hamilton	I	39	Director	2021	2025
The Board believes that in order to effectively guide us to long-term sustainable, dependable performance, it should be composed of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve our shareholders, our Board seeks to, as a whole, be competent in key corporate disciplines, including risk management, crisis management, leadership, regulatory issues, reputational issues, accounting and financial acumen, business judgment, governance, social responsibility, strategy and strategic planning. Additionally, we desire that the Board have specific knowledge related to our business, such as expertise in eCommerce, retail and the business of fashion. The Nominating and Corporate Governance Committee (the “Nominating Committee”) believes that all directors must, at a minimum, meet the criteria set forth in the Company’s Code of Ethics and the Corporate Governance Guidelines, which specify, among other things, that the Nominating Committee will consider criteria such as independence, diversity, age, skills and experience in the context of the needs of the Board. The Nominating Committee also will consider a combination of factors for each director, including (a) the nominee’s ability to represent all shareholders without a conflict of interest, (b) the nominee’s ability to work in and promote a productive environment, (c) whether the nominee has sufficient time and willingness to fulfill the substantial duties and responsibilities of a director, (d) whether the nominee has demonstrated the high level of character, ethics and integrity expected by the Company, (e) whether the nominee possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a publicly traded company, (f) the nominee’s ability to apply sound and independent business judgment and (g) the diverse attributes of the nominee, such as differences in background, qualifications and personal characteristics.
In addressing issues of diversity in particular, the Nominating Committee considers a nominee’s differences in gender, ethnicity and tenure. The Nominating Committee believes that diversity of backgrounds and viewpoints is a key attribute of a director nominee. While we do not have a formal policy on diversity, when considering the selection of director nominees, the Nominating Committee considers individuals with diverse viewpoints, accomplishments, cultural background, professional expertise and diversity in gender, ethnicity, race, skills and geographic representation. Further, our Board is committed to seeking qualified women and individuals from underrepresented minority groups to include in the pool from which new candidates are selected. Currently, of the nine directors on our Board, three are women, and two are racially or ethnically diverse.
The Nominating Committee has determined that all of our directors meet the criteria and qualifications set forth in the Company’s Code of Ethics, the Corporate Governance Guidelines and the criteria set forth above for director nominees. Moreover, each director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our shareholders: accountability, ethical leadership, governance, integrity, risk management and sound business judgment. In addition, our directors have the confidence to assess and challenge the way things are done and recommend alternative solutions, a keen awareness of our business and the social realities of the environment in which we operate, the independence and high performance standards necessary to fulfill the Board’s oversight function and the professional maturity and style to interface with other directors. Finally, the director biographies below include a non-exclusive list of other key experiences and qualifications that further qualify the individual to serve on the Board. These collective qualities, skills, experiences and attributes are essential to our Board’s ability to exercise its oversight function and guide the Company toward its strategic goals.
Subject to any earlier resignation or removal in accordance with the terms of our amended and restated certificate of incorporation, our amended and restated bylaws and the Director Nomination Agreement (as defined and discussed below), our Class II directors will serve until this Annual Meeting, our Class III directors will serve until the annual meeting of shareholders to be held in 2024, and our Class I directors will serve until the annual meeting of shareholders to be held in 2025. In addition, our amended and restated certificate of incorporation provides that as long as New Excelerate, L.P. (the “Principal Stockholder”), Summit Partners, L.P., Summit Partners GE IX AIV, Ltd., Summit Partners GE IX AIV, L.P., Summit Partners Growth Equity Fund IX-B AIV, L.P., Summit Partners GE IX, LLC, Summit Partners GE IX, L.P., Summit Partners Growth Equity Fund IX-A AIV, L.P., and Excelerate GP, Ltd. (collectively, “Summit”) beneficially owns (directly or indirectly) 40% or more of the voting power of the Company entitled to vote generally in the election of directors, directors may be removed with or without cause upon the affirmative vote of at least a majority of the voting power of our outstanding shares of stock entitled to vote thereon. However, once Summit ceases to beneficially own in the aggregate (directly or indirectly) 40% or more of the voting power of our outstanding shares, our directors may be removed only for cause upon the affirmative vote of at least two-thirds of the voting power of our outstanding shares entitled to vote thereon.
Director Nomination Agreement
In connection with our initial public offering (“IPO”) that took place in September 2021, we entered into a Director Nomination Agreement with Summit. The Director Nomination Agreement provides Summit with an independent right to designate the following number of nominees for election to our Board: (i) all of the nominees for election to our Board for so long as Summit beneficially owns at least 40% of the total number of shares of our common stock outstanding upon completion of the IPO, as adjusted for any reorganization, recapitalization, stock dividend, stock split, reverse stock split, or similar changes in the Company’s capitalization (the “Original Amount”); (ii) a majority of the nominees for election to our Board for so long as Summit beneficially owns less than 40% but at least 30% of the Original Amount; (iii) 30% of the nominees for election to our Board for so long as Summit beneficially owns less than 30% but at least 20% of the Original Amount; (iv) 20% of the nominees for election to our Board for so long as Summit beneficially owns less than 20% but at least 10% of the Original Amount; and (v) one of the nominees for election to our Board for so long as Summit beneficially owns at least 5% of the Original Amount. In addition, Summit is entitled to designate the replacement for any of its Board designees whose Board service terminates prior to the end of the director’s term, regardless of the Principal Stockholder’s beneficial ownership at that time. Summit also has the right to have its designees participate on committees of our Board proportionate to Summit’s stock ownership, subject to compliance with applicable law and stock exchange rules. The Director Nomination Agreement also prohibits us from increasing or decreasing the size of our Board without the prior written consent of Summit. This agreement will terminate at such time as Summit controls less than 5% of the total voting power of our then outstanding common stock.
Shareholder Recommendations for Director Nominees
Shareholders interested in submitting a proposal for inclusion in our proxy materials for the annual meeting of shareholders in 2024 may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. In general, to be eligible for inclusion, shareholder proposals must be received by the Company no later than December 27, 2023 and must otherwise comply with the SEC’s rules. Proposals should be sent to: Corporate Secretary, a.k.a. Brands Holding Corp., 100 Montgomery Street, Suite 1600, San Francisco, California 94104.
If you intend to present a proposal at the annual meeting of shareholders in 2024 (other than pursuant to Rule 14a-8), or if you want to nominate one or more directors at the annual meeting of shareholders in 2024, you must comply with the advance notice provisions of our amended and restated bylaws, which require, among other things, that you give timely notice in writing to the Corporate Secretary at the address set forth above. Our Corporate Secretary must receive the notice no earlier than the close of business on January 26, 2024 and no later than the close of business on February 23, 2024. However, if the date of our 2024 annual meeting is more than 30 days before or 70 days after the anniversary of the date of the Annual Meeting, then our Corporate Secretary must receive the notice no earlier than the close of business on the 120th calendar day prior to the date of the 2024 annual meeting and no later than the close of business on the later of the 90th calendar day prior to the date of the 2024 annual meeting and the 10th calendar day following the day on which public announcement of the date of 2024 annual meeting is first made by us. You may contact our Corporate Secretary at the address set forth above for a copy of the relevant provisions of our amended and restated bylaws regarding the requirements for making shareholder proposals and nominating director candidates.
In addition to satisfying the requirements of our amended and restated bylaws, to comply with the requirements set forth in Rule 14a-19 of the Exchange Act (the universal proxy rules), stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must also provide written notice to the Corporate Secretary that sets forth all the information required by Rule 14a-19(b) of the Exchange Act. Such notice must be postmarked or transmitted electronically to the Company at the Company’s principal executive offices no later than March 26, 2024.
When filling a vacancy on the Board, the Nominating Committee will identify the desired skills and experience of a new director and will nominate individuals whom it believes can strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current directors. The Nominating Committee may engage third parties to assist in the search and provide recommendations. Also, directors are generally asked to recommend candidates for the position. The candidates will then be evaluated based on the process outlined in our Corporate Governance Guidelines and the Nominating Committee charter, and the same process will be used for all candidates, including candidates recommended by shareholders.

PROPOSAL 1 - ELECTION OF DIRECTORS
Our Board recommends that the following nominees be elected as members of the Board at the Annual Meeting:
Name	Class	Age(1)	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Simon Beard	II	38	Director	December 2021	2023	2026
Wesley Bryett	II	41	Director	September 2021	2023	2026
Sourav Ghosh	II	46	Director	June 2022	2023	2026
Kelly Thompson	II	53	Director	September 2021	2023	2026
(1)	As of March 30, 2023.
Each nominee was recommended for re-election by the Nominating Committee for consideration by the Board and our shareholders. If, before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES
Director Nominees to Serve for a Three-Year Term Expiring at the 2026 Annual Meeting
Simon Beard. Simon Beard began serving on our Board in December 2021. In 2008, Mr. Beard founded the streetwear brand Culture Kings, which was added to our portfolio of high-growth brands in March 2021. Mr. Beard served as Chief Executive Officer of Culture Kings from its founding until January 2023. Mr. Beard holds a Bachelor of Commerce degree from the Queensland University of Technology in Australia. We believe Mr. Beard’s expertise in eCommerce and digital marketing and experience as founder and former Chief Executive Officer of Culture Kings qualify him to serve as a director on our Board.
Wesley Bryett. Wesley Bryett began serving on our Board in September 2021. Mr. Bryett co-founded the Princess Polly online business in 2010 with Eirin Bryett. He has served as Princess Polly’s co-Chief Executive Officer since its founding. Prior to founding Princess Polly, Mr. Bryett founded a web consultancy firm, New Business Media, where he worked from 2004 until 2010. Mr. Bryett holds a Bachelor of Information Technology Degree from Griffith University Australia. We believe Mr. Bryett’s extensive executive leadership experience in the fashion and eCommerce industries qualifies him to serve as a director on our Board.
Sourav Ghosh. Sourav Ghosh began serving on our Board in June 2022. Mr. Ghosh has served as Chief Financial Officer and Treasurer of Host Hotels & Resorts, Inc., a real estate investment trust, since September 2020. Prior to his current role, Mr. Ghosh served at Host Hotels & Resorts as Executive Vice President, Corporate Strategy & Analytics from February 2020 to September 2020, Global Head, Enterprise Analytics from January 2017 to February 2020 and Senior Vice President, Global Business Intelligence & Strategy - Asset Management from July 2015 to December 2016. Mr. Ghosh joined Host Hotels & Resorts in August 2009 as Vice President, Business Intelligence & Portfolio Strategy. Mr. Ghosh holds an MBA from the University of Maryland Global Campus and a B.S. in Hospitality and Finance from Widener University. We believe Mr. Ghosh’s extensive experience in corporate strategy and finance qualifies him to serve as a director on our Board.
Kelly Thompson. Kelly Thompson began serving on our Board in September 2021. Ms. Thompson currently serves on the Board of Directors of First Hawaiian, Inc., a publicly traded bank holding company headquartered in Honolulu, Hawaii, and its wholly owned bank subsidiary, First Hawaiian Bank. Additionally, she serves on the Board of Directors of Bolt Threads, a sustainable biomaterial solutions company based in the San Francisco Bay Area. From February 2017 to February 2019, Ms. Thompson served as Senior Vice President and Chief Operating Officer of Samsclub.com, during which time she served as a member of the Sam’s Club Leadership Committee and was responsible for a multi-billion-dollar omnichannel P&L as well as the “Digital” strategic workstream. Prior to that, Ms. Thompson served as Senior Vice President, Global Category Development of Walmart Global eCommerce from January 2015 to February 2017 and Senior Vice President,

Merchandising, Planning and Marketplace of Walmart.com from February 2012 through 2014 which she was promoted to after serving as VP Chief Merchant of Walmart.com beginning in February 2008. Additionally, she spent 10 years in key merchandising leadership roles at Gap, Inc. Ms. Thompson served on the Board of Directors of Turtle Beach Corporation, a leader in gaming accessories, and as a member of its Nominating & Governance Committee, from August 2019 to October 2022. Ms. Thompson holds a B.S. in Biology/Animal Physiology and Neuroscience from the University of California, San Diego. We believe Ms. Thompson’s directorship experience, coupled with her leadership experience in high growth eCommerce roles, qualify her to serve as a director on our Board.
Continuing Directors
Class III Directors (terms expiring in 2024)
Myles McCormick. Myles McCormick began serving on our Board in September 2021. Most recently, Mr. McCormick served as Chief Executive Officer of FORMA Brands, an incubator, accelerator and curator of next-generation beauty brands, from August 2019 to January 2022. Prior to becoming the Chief Executive Officer of FORMA, Mr. McCormick co-founded Elevate BrandPartners with Summit Partners, L.P., and served as the company’s chairman and Chief Executive Officer from August 2016 to August 2019. In this capacity, Mr. McCormick led early investments in Morphe Cosmetics and Quay Australia. Prior to forming Elevate, he served as Chief Financial Officer, Chief Operating Officer and Chief Executive Officer of Bare Escentuals between December 2004 and March 2012, where he was credited with leading the public company through a $1.8 billion acquisition by Shiseido of Japan. Prior to joining Bare Escentuals, Mr. McCormick was the Chief Financial Officer of The Gymboree Corporation, a public children’s specialty retailer, from December 2001 to December 2004. Mr. McCormick also sits on the board of Quay Australia. Mr. McCormick holds a B.S. in Economics from California Polytechnic State University, San Luis Obispo and an MBA from Notre Dame de Namur University. We believe Mr. McCormick’s extensive executive leadership experience in the fashion and beauty industries qualifies him to serve as a director on our Board.
Jill Ramsey. Jill Ramsey joined the Company in May 2020 as our Chief Executive Officer and began serving on the Board prior to the IPO. Prior to joining the Company, Ms. Ramsey served as Chief Product and Digital Revenue Officer at Macy’s, Inc. from December 2017 to April 2020, where she led macys.com and the Macy’s mobile app. During her tenure, she drove a transformational change toward a more digital, agile, data and customer centric culture. Prior to Macy’s, she served as a Vice President of Merchandising at eBay from November 2015 to December 2017, where she led all eBay vertical businesses (excluding automotive) and merchandising support functions. Ms. Ramsey also spent 15 years at Walmart in eCommerce, leading merchandising across various categories. Ms. Ramsey serves on the Board of Directors for Flexco, a global manufacturer of conveyor belt products. She also serves on their Governance and Compensation Committees. Ms. Ramsey holds an MBA in eCommerce and Strategy from Northwestern University, Kellogg School of Management, and received a B.A. in English Language and Literature from the University of Chicago. We believe that Ms. Ramsey’s previous directorship experience and her extensive leadership experience in the fashion, eCommerce, and merchandising industry qualifies her to serve as a director on our Board.
Class I Directors (terms expiring in 2025)
Christopher Dean. Christopher Dean began serving on our Board, including as Chairman, in September 2021. Mr. Dean has served as a Managing Director at Summit Partners, L.P. since 2001, where he co-leads the Growth Products & Services team. Mr. Dean currently serves on the boards of Brooklinen, Dr. Squatch, Thuma, Ruggable, Quay Australia, Salient Partners, ShipMonk and Vestmark Financial. His prior directorships include Focus Financial Partners (NYSE: FOCS), Investor Management Services (acquired by RealPage, NASDAQ: RP), optionsXpress (NASDAQ: OXPS, acquired by Charles Schwab, NYSE: SCHW), Progressive Finance (acquired by Aaron’s, NYSE: AAN), PSC Info Group (acquired by Roark Capital), Senior Home Care (acquired by Oaktree Capital) and Sun Trading (acquired by Hudson Trading). Prior to his time at Summit Partners, L.P., Mr. Dean worked for Morgan Stanley, J.H. Whitney & Co. and Sun Microsystems. Mr. Dean holds a B.A. from the University of Notre Dame and an MBA from Harvard Business School. We believe Mr. Dean’s prior directorship experience and his deep knowledge of the Company’s business, strengths and opportunities qualifies him to serve as a director on our Board.

Ilene Eskenazi. Ilene Eskenazi began serving on our Board in December 2021. She has served as Chief Legal and Human Resources Officer and Secretary of Petco Health and Wellness Company, Inc. (NASDAQ: WOOF) since January 2022, and was previously their Chief Legal Officer and Corporate Secretary from September 2020 to January 2022. From 2016 to September 2020, Mr. Eskenazi was the Global General Counsel and Chief Human Resources Officer of Boardriders, Inc. (formerly Quiksilver, Inc.), a leading action sports and lifestyle company, where she was responsible for all legal and human resource initiatives, managing approximately 10,000 employees and distribution in over 100 countries. Prior to that, Ms. Eskenazi served as Chief Legal Officer and Senior Vice President of Talent Operations and Performance at True Religion Apparel, Inc., General Counsel for Red Bull North America, Inc. and Deputy General Counsel at The Wonderful Company. Ms. Eskenazi started her career at the law firm Skadden, Arps, Slate, Meagher & Flom LLP. Ms. Eskenazi holds a B.A. in Philosophy from the University of Michigan and a J.D. from the University of California at Los Angeles School of Law. We believe Ms. Eskenazi’s expertise in legal and regulatory matters and experience in the apparel, footwear and accessories industry qualifies her to serve as a director on our Board.
Matthew Hamilton. Matthew Hamilton began serving on our Board in September 2021. Mr. Hamilton has served as a Managing Director at Summit Partners, L.P. since 2005, where he is focused on consumer-eCommerce, financial technology and services. His investment and board experience includes EngageSmart (NYSE: ESMT), Flow Traders (Euronext: FLOW), Focus Financial Partners (acquired by KKR and Stone Point Capital), Patriot Growth Insurance Services, Progressive Finance (acquired by Aaron’s), Quay Australia, Salient Partners, Snap Finance, Solo Brands (NYSE: DTC), Telerik (acquired by Progress Software) and Vestmark Financial. Mr. Hamilton holds a B.A. in Economics from Colby College. We believe Mr. Hamilton’s directorship experience and deep knowledge of eCommerce qualify him to serve as a director on our Board.
Controlled Company; Independence Status
Summit controls a majority of our outstanding common stock. As a result, we are a “controlled company.” Under the rules of the New York Stock Exchange (“NYSE”), a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain NYSE corporate governance requirements, including the requirements that:
•	we have a board that is composed of a majority of “independent directors,” as defined under the rules of the NYSE;
•	we have a compensation committee that is composed entirely of independent directors; and
•	we have a nominating and corporate governance committee that is composed entirely of independent directors.
We continue to rely on some of these exemptions. As a result, we may not have a majority of independent directors on our Board. In addition, our Compensation Committee and Nominating Committee may not consist entirely of independent directors or be subject to annual performance evaluations. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the NYSE corporate governance requirements.
No director is considered independent unless our Board affirmatively determines that he or she has no material relationship with us that would interfere with the exercise of independent judgment. We monitor the status of our directors through a questionnaire to be completed by each director no less frequently than annually, with updates periodically if information provided in the most recent questionnaire has materially changed. Based on such disclosures and a review of each director’s background, employment, and affiliations and relationships with the Company, our Board affirmatively determined that Christopher Dean, Ilene Eskenazi, Sourav Ghosh, Matthew Hamilton, Myles McCormick and Kelly Thompson are independent for purposes of all applicable NYSE listing standards. Our Board has also determined that Sourav Ghosh, Myles McCormick and Kelly Thompson are independent under the heightened independence standards for audit committee service.
Board Meetings and Committees
Our Board has an Audit Committee, a Compensation Committee and a Nominating Committee. The composition, duties and responsibilities of these committees are as set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.

During the year ended December 31, 2022, our Board held 7 meetings, and our Audit Committee, Compensation Committee and Nominating Committee held 5, 5 and 4 meetings, respectively. Directors are expected to attend the annual meeting of shareholders and all or substantially all of the Board meetings and meetings of committees on which they serve. In 2022, each director attended at least 75% of the meetings of the Board during such director’s tenure and the total number of meetings held by any of the committees of the Board on which the director served. All of our eight then-current directors attended our 2022 annual meeting.
Our independent directors regularly meet in executive session without management, management directors or non-independent directors present. Our Board Chair presides at such meetings.
Each of our standing committees has a written charter which is available on the Investor Relations page of our website at https://ir.aka-brands.com. Our website is not part of this proxy statement.
The table below sets forth the composition of our Board committees as of March 30, 2023:
Board Member	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Christopher Dean, Chair			X (Chair)
Simon Beard
Wesley Bryett
Ilene Eskenazi		X
Sourav Ghosh	X (Chair)
Matthew Hamilton		X (Chair)
Myles McCormick	X	X
Jill Ramsey			X
Kelly Thompson	X		X
Audit Committee
Our Audit Committee is composed of Sourav Ghosh, Myles McCormick and Kelly Thompson, with Mr. Ghosh serving as Chair of the committee. Our Board has determined that Messrs. Ghosh and McCormick and Ms. Thompson meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of the NYSE. In addition, our Board has determined that each of Messrs. Ghosh and McCormick is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This designation does not impose on Messrs. Ghosh and McCormick any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board.
The Audit Committee is responsible for, among other matters:
•	appointing, compensating, retaining, overseeing and terminating our independent registered public accounting firm;
•	reviewing our independent registered public accounting firm’s independence from management;
•	reviewing with our independent registered public accounting firm the scope of their audit;
•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•
overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual consolidated financial statements that we file with the SEC;

•	our selection and application of accounting principles, accounting policies, financial reporting processes and controls and compliance with applicable legal and regulatory requirements;

•
reviewing and discussing with management the risks faced by the Company and the policies, guidelines and process by which management assesses and manages the Company’s risks, including the Company’s major financial risk exposures and cybersecurity risks and the steps management has taken to monitor and control such exposures;

•	monitoring compliance with our code of ethics, including investigating any alleged violation and enforcing provisions of the code;
•	reviewing and approving related party transactions; and
•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
Compensation Committee
Our Compensation Committee is composed of Mr. Hamilton, Ms. Eskenazi and Mr. McCormick, with Mr. Hamilton serving as Chair of the committee.
The Compensation Committee is responsible for, among other matters:
•	annually reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer;
•	evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and determining and approving the compensation of our Chief Executive Officer;
•	reviewing and making recommendations to the Board regarding the compensation of our other executive officers;
•	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;
•	conducting the independence assessment outlined in NYSE rules with respect to any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;
•	reviewing and establishing our overall management compensation, philosophy and policy;
•
reviewing our incentive compensation arrangements to determine whether they encourage excessive risk-taking, reviewing and discussing the relationship between risk management policies and practices and compensation and evaluating compensation policies and practices that could mitigate any such risk;

•	overseeing and administering our equity incentive and similar plans; and
•	reviewing and making recommendations to our Board with respect to director compensation.
Nominating and Corporate Governance Committee
Our Nominating Committee is composed of Mr. Dean, Ms. Ramsey and Ms. Thompson, with Mr. Dean serving as Chair of the committee. The Nominating Committee is responsible for, among other matters:
•	identifying and assessing persons qualified to become Board members, consistent with the qualification standards and criteria approved by the Board;
•
subject to the rights of the Principal Shareholders under the Director Nomination Agreement, recommending to the Board a slate of director nominees for election or reelection at the annual meeting of shareholders;

•	developing and recommending to the Board for approval standards for determining whether a director is independent;
•
developing and recommending to the Board for approval a CEO succession plan, reviewing the succession plan periodically, developing and evaluating potential candidates for CEO and recommending to the Board any changes to and any candidates for succession under the succession plan;

•	recommending to the Board the structure and membership of Board committees;

•	recommending to the Board persons to fill Board and committee vacancies;
•	overseeing annual evaluations of the Board and committees of the Board; and
•	developing and recommending to the Board, and reviewing periodically, the corporate governance guidelines applicable to the Company and amendments thereto.
Board Leadership Structure
The following section describes our Board leadership structure, the reasons our Board considers that this structure is appropriate at this time, the roles of various positions and related key governance practices. Our Board believes that the mix of experienced independent directors, management directors and directors affiliated with Summit that currently makes up our Board, our Board committee composition and the separation of the roles of Chair and Chief Executive Officer benefit the Company and its shareholders.
Independence
Our Board has an effective mix of independent directors and non-independent directors. Our Board includes two representatives from Summit, including our current Chair, Mr. Dean, four other independent directors and three management or former management directors.
Separate Chair and Chief Executive Officer
With respect to the roles of Chair and Chief Executive Officer, the Corporate Governance Guidelines provide that the roles may be separated or combined, and the Board will exercise its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. The roles of Chair and Chief Executive Officer currently are separate. The Board believes that this structure clarifies the individual roles and responsibilities of Chief Executive Officer and Chair, streamlines decision-making, and enhances accountability.
The Board believes that, at this time, separating the roles of Chair and Chief Executive Officer is the most effective leadership structure because it allows the Chief Executive Officer to focus on the management of the Company, day-to-day operations and engaging with external stakeholders.
Our Chair, Mr. Dean, focuses his attention on the broad strategic issues considered by the Board, leveraging his extensive knowledge and experience in a variety of relevant areas acquired through his professional and other experiences, including prior directorship experience and deep knowledge of our business and the Company’s strengths and opportunities. This experience and knowledge give Mr. Dean the insight necessary to navigate the responsibilities of strategic development and execution, positioning him well to develop agendas and ensure that the Board’s time and attention are focused on the most critical matters.
Self-Evaluation
Our Nominating Committee regularly discusses the composition of the Board, noting the directors’ diversity in background, experiences and skillsets, as well as the composition of the committees of the Board. In addition, the Nominating Committee regularly discusses whether the Board and its committees and the Company’s management are functioning effectively. The Nominating Committee’s assessment focuses on the Board’s and the committees’ contributions to the Company, with an enhanced focus on areas in which the Board or management believes that the Board could improve.
Management Succession
The Compensation Committee reviews and approves corporate goals and objectives relevant to Chief Executive Officer’s compensation and evaluates the Chief Executive Officer’s performance in light of these goals and objectives. The Compensation Committee recommends to the Board the Chief Executive Officer’s compensation level or changes to such level based on the evaluation of the Chief Executive Officer’s performance and any other factors the Compensation and Nominating Committee deems relevant.
The Nominating Committee is responsible for developing and periodically reviewing a succession plan for the Chief Executive Officer. The entire Board works with the Nominating Committee to evaluate potential successors to the Chief Executive Officer.

In March 2023, Ms. Ramsey, our Chief Executive Officer, and the Board determined that Ms. Ramsey would take time to work through unforeseen medical issues. Ms. Ramsey remains employed by the Company and is as active in the business as her health allows. Ms. Ramsey also remains on the Board. In March 2023, Mr. Long, our Chief Financial Officer, was appointed as Interim Chief Executive Officer.
Hedging and Pledging Transactions
Pursuant to our Insider Trading Policy, we prohibit our employees, directors and officers from engaging in hedging transactions, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Such hedging transactions may permit a director, officer or employee to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as the Company’s other shareholders. Additionally, directors, officers and other employees are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.
Risk Oversight
Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, to improve long-term organizational performance, and to enhance shareholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for a given company. The involvement of our full Board in reviewing our business is an integral aspect of its assessment of the Company’s risk profile and also its determination of what constitutes an appropriate level of risk.
While our full Board has overall responsibility for risk oversight, it has delegated primary oversight of certain risks to its committees. Our Audit Committee monitors our major financial risk exposures and cybersecurity risks, and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee is committed to the prevention, timely detection, and mitigation of the effects of cybersecurity threats or incidents to the Company. Our Compensation Committee oversees the design and implementation of our compensation and benefits programs and policies and monitors the incentives created by these programs and policies to determine whether they encourage excessive risk-taking. Our Compensation Committee also assesses the relationship between risk management policies and practices and compensation, and evaluates compensation policies and practices that could mitigate any such risk. Our Nominating Committee oversees our major corporate governance risks.
In connection with its reviews of the operations of our business, our full Board addresses the primary risks associated with our business, such as regulatory and legal risks and strategic planning. At this time, the Board believes that having an independent Chair separate from the Chief Executive Officer position enhances the Board’s independent oversight of management and the Company’s strategic planning and risk mitigation measures at a critical time for the Company’s operations. Additionally, the Chair of the Board ensures that there is sufficient time on the Board agenda for risk management. Our Board appreciates the evolving nature of our business and industry and is actively involved with monitoring new threats and risks as they emerge.
We are committed to ensuring our Board and its committees are consistently updated on threats to our business and receive consistent updates on risk mitigation processes. At periodic meetings of our Board and its committees, management reports to and seeks guidance from our Board and its committees with respect to what we believe are the most significant risks that could affect our business, such as legal and regulatory risks, privacy risks, and financial, tax and audit related risks.
Code of Ethics
We have adopted a Code of Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our Code of Ethics is available on the Investor Relations page of our website at https://ir.aka-brands.com. Our website is not part of this proxy statement. We intend to disclose any amendments to the Code of Ethics, or any waivers of its requirements, on our website.

Compensation Committee Interlocks and Insider Participation
Myles McCormick, Ilene Eskenazi and Matthew Hamilton are the members of our Compensation Committee, and none of them is or has been our officer or employee. No member of the Compensation Committee serves or served during 2022 as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of a company that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.
Communications by Shareholders and Other Interested Parties with the Board
Shareholders and other interested parties may contact an individual director, the Board as a group, or a specified Board committee or group, including the independent directors as a group, by sending regular mail to:
a.k.a. Brands Holding Corp.
100 Montgomery Street, Suite 1600
San Francisco, CA 94104
Telephone: (415) 295-6085
Attention: Board of Directors
c/o Corporate Secretary
Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. The Company will receive the communications and process them before forwarding them to the addressee. The Company may also refer communications to other departments within the Company. The Company generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic or requests general information regarding the Company.

EXECUTIVE OFFICERS
Below is a list of the names, ages, positions and a brief account of the business experience of the individuals who serve as executive officers of the Company as of March 30, 2023:
Name	Age	Position
Jill Ramsey	50	Chief Executive Officer
Ciaran Long	50	Interim Chief Executive Officer and Chief Financial Officer
Michael Trembley	45	Chief Information Officer and Senior Vice President of Operations
John Gonneville	32	Vice President of Strategy and M&A
Jill Ramsey. See “Continuing Directors.” In March 2023, Ms. Ramsey and the Board determined that Ms. Ramsey would take time to work through unforeseen medical issues. Ms. Ramsey remains employed by the Company and on the Board of Directors and is as active in the business as her health allows.
Ciaran Long joined us in April 2021 as our Chief Financial Officer and has served as Interim Chief Executive Officer since March 2023. Mr. Long is a strategic leader with over 20 years of experience developing and managing high performance, cross-functional teams geared toward driving organizational growth and change. Immediately prior to joining a.k.a. Brands, Mr. Long served as Chief Financial Officer at Samsclub.com, a multi-billion-dollar omnichannel business, and Vice President of Finance for Membership, Marketing and Supply Chain at Sam’s Club, a division of Walmart, since November 2017. During his seven-year tenure at Walmart, Inc. he held numerous leadership positions within Walmart’s eCommerce divisions between September 2014 and 2021, including Vice President Finance – Merchandising, and Vice President of Finance – Supply Chain, Customer Care and Payments. Mr. Long joined Walmart after Co-founding CleanGrow, a company that developed new sensor technology to measure key water quality parameters, where he managed the company from April 2009 to August 2014. Mr. Long is a qualified Irish Chartered Accountant.
Michael Trembley joined us in September 2020 as Chief Information Officer and Senior Vice President of Operations. Mr. Trembley brings more than 20 years of experience in leveraging technology platforms and leading operations in eCommerce, retail and digital consumer services. Prior to joining a.k.a. Brands, Mr. Trembley served as Vice President of Product Management at Macy’s from April 2018 to March 2020, where he led the evolution and scaling of merchant and vendor technology platforms and was the business and operations owner for drop-ship and marketplace businesses. Before Macy’s, he spent thirteen years at Walmart in a variety of roles between January 2005 and March 2018. Most recently, Mr. Trembley served as the Vice President of Marketplace and Partner Services of Walmart, where he led the strategy, platform development and operations of the third-party marketplace and drop-ship businesses from March 2017 to March 2018. Mr. Trembley currently serves as Board Advisor to Brand3P, helping leading brands deploy eCommerce and marketplaces retail strategies. He received a B.S. in Business Administration from the University of Arizona, Eller College of Management.
John Gonneville has been a part of our team since 2018 as a member of the co-founding team at Summit Partners, L.P. In July 2020, he joined us full-time as Vice President of Strategy and M&A. As an investor at Summit Partners, L.P., he focused on consumer and eCommerce and deployed over $300 million of equity in proprietary deals. Mr. Gonneville played an integral role in our formation, including identifying and executing the investments in Princess Polly, Petal & Pup and Rebdolls. Before joining Summit Partners, L.P., Mr. Gonneville began his career at Barclays Investment Bank, where he advised on capital raising and M&A transactions from 2014 to 2016. Mr. Gonneville holds a B.S. in Finance and Information Systems from Boston College.

EXECUTIVE AND DIRECTOR COMPENSATION
We are currently considered an “emerging growth company” within the meaning of the Securities Act for purposes of the SEC’s executive compensation disclosure rules. Accordingly, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year. Further, our reporting obligations extend only to the following “Named Executive Officers,” which are the individuals who served as principal executive officer and the next two most highly compensated executive officers at the end of fiscal year 2022:
Name	Principal Position
Jill Ramsey	Chief Executive Officer
Ciaran Long	Interim Chief Executive Officer and Chief Financial Officer
Michael Trembley	Chief Information Officer and Senior Vice President of Operations
2023 Management Changes
Effective March 9, 2023, the Board appointed Mr. Long to serve as acting Chief Executive Officer on an interim basis, as Ms. Ramsey and the Board determined that Ms. Ramsey would take time to work through unforeseen medical issues.
Objectives of our Compensation Program
Our compensation objectives have been to recruit and retain a talented team of employees to grow and develop our business, and to reward those employees for accomplishments related to our growth and development.
a.k.a. Brands has a Compensation Committee which reviews and determines executive compensation for the Chief Executive Officer and, based on the recommendation of our Chief Executive Officer, the rest of the management team. Our Compensation Committee seeks to allocate long-term and current compensation with competitive practices. Our Compensation Committee reviews and evaluates our executive compensation plans and programs to ensure they are aligned with our compensation philosophy. During 2022, the Compensation Committee engaged an independent compensation consultant, Compensia (“Compensia”), to provide executive compensation, incentive compensation, and equity compensation data. The Compensation Committee evaluated Compensia in accordance with applicable NYSE rules and concluded that Compensia’s work does not raise any conflict of interest or independence concerns. The compensation plans and arrangements for our Named Executive Officers consist of annual base salary, short-term annual incentive awards, a long-term equity incentive awards and health and retirement benefits.
2022 Elements of Compensation
The key elements of total direct compensation for our Named Executive Officers in 2022 were base salary, annual cash bonuses and incentive equity awards. Annual cash bonuses and incentive equity awards represent the performance-based elements of our compensation program. Set forth below is a summary of these key elements of compensation.
Base Salaries
Each of our Named Executive Officers receives a base salary. Base salary is a key, fixed element of each Named Executive Officer’s compensation and is intended to recognize the Named Executive Officer’s experience, skills, knowledge and responsibilities. Each Named Executive Officer’s base salary as of December 31, 2022 is set forth in the table below.
Name	Annual Base Salary Rate ($)
Jill Ramsey	605,673
Ciaran Long	420,001
Michael Trembley	340,926

Annual Cash Bonuses
Each of our Named Executive Officers had the opportunity to earn an annual cash bonus for 2022 based on achievement of pre-determined performance criteria. Each Named Executive Officer’s target annual cash bonus opportunity for 2022 is set forth in the table below. See Narrative Disclosure to Summary Compensation Table—Annual Bonus.
Name	2022 Target Annual Cash Bonus (% of Annual Base Salary)
Jill Ramsey	77
Ciaran Long	50
Michael Trembley	40
Long-Term Compensation
We provide long-term incentive compensation in the form of restricted stock units (“RSUs”), granted under our 2021 Omnibus Incentive Plan, to our Named Executive Officers because we believe it promotes long-term growth and profitability by aligning the interests of our management with the interests of our shareholders and by encouraging retention.
Other Benefits
We maintain a 401(k) plan, which is a tax-qualified retirement savings plan, and make matching contributions thereunder in an amount equal to 100% of the first 5% of an employee’s eligible pay contributions (up to the annual compensation limits). Each of our Named Executive Officers is eligible to participate in our 401(k) plan.
Clawback Policy
The Board is reviewing the final rule issued by the SEC implementing the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to recoupment of incentive-based compensation and will adopt a compliant clawback policy when the NYSE adopts listing standards in accordance with the final rules.
2022 Summary Compensation Table
The table below sets forth the compensation paid to our Named Executive Officers for their services in all capacities during the years ended December 31, 2021 and 2022.
Name and Principal Position	Year	Salary ($)	Bonus(4) ($)	Stock Awards(5) ($)	Option Awards(6) ($)	All Other Compensation(7) ($)	Total ($)
Jill Ramsey Chief Executive Officer	2022	$601,511(1)	$233,184	—	—	$15,250	$849,945
	2021	$577,207	$368,895	—	—	$14,500	$960,602
Ciaran Long Interim Chief Executive Officer and Chief Financial Officer(8)	2022	$416,155(2)	$105,000	$397,512	$803,187	$14,656	$1,736,510
	2021	$287,692	$219,392	—	$1,461,117	—	$1,968,201
Michael Trembley Chief Information Officer and Senior Vice President of Operations	2022	$337,863(3)	$95,459	$161,335	$74,554	$14,915	$684,126
	2021	$325,000	$130,900	—	—	$14,500	$470,400
(1)	On March 5, 2022, Ms. Ramsey’s annual base salary was increased to $605,673.
(2)	On March 5, 2022, Mr. Long’s annual base salary was increased to $420,001.
(3)	On March 5, 2022, Mr. Trembley’s annual base salary was increased to $340,926.
(4)
The amounts reported under the Bonus column reflect discretionary bonuses paid to the Named Executive Officers with respect to the fiscal year ended December 31, 2022. See the sections titled “Narrative Disclosure to Summary Compensation Table—Employment Agreements” and “Narrative Disclosure to Summary Compensation Table—Annual Bonus” below for additional details.

(5)	The amounts reported in the Stock Awards column represent the aggregate grant date fair value of the RSUs granted to the Named

Executive Officers during the years presented, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the RSUs are set forth in Note 12 to the consolidated financial statements disclosed in the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2023.
(6)
The amounts reported in the Option Awards column represent the aggregate grant date fair value of the incentive units of Excelerate, L.P. (the “Incentive Units”) granted, initially or by modification of a previously-granted award, to the Named Executive Officers, as computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718. The Incentive Units are intended to constitute “profits interests” for U.S. federal income tax purposes. Despite the fact that the Incentive Units do not require the payment of an exercise price, they are most similar economically to stock options. Accordingly, they are classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.” The assumptions used in calculating the grant date fair value of the Incentive Units reported in the Option Awards column are set forth in Note 12 to the consolidated financial statements disclosed in the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2023. The amounts reported in this column reflect the accounting cost for these Incentive Units and do not correspond to the actual economic value that may be received by the Named Executive Officers for such Incentive Units.

(7)
The amounts reported in the All Other Compensation column reflect the 401(k) plan matching contributions made by the Company on behalf of each of Ms. Ramsey, Mr. Long and Mr. Trembley during the fiscal years ended December 31, 2021 and 2022. See the section titled “2022 Elements of Compensation—Other Benefits” above for additional information regarding 401(k) plan contributions.

(8)	Effective March 9, 2023, the Board appointed Mr. Long to serve as acting Chief Executive Officer on an interim basis.
Narrative Disclosure to Summary Compensation Table
Incentive Equity Agreements
On May 4, 2020, Ms. Ramsey was granted 6,511,813 Incentive Units pursuant to an Incentive Equity Agreement, 3,907,087 of which are subject to time vesting and 2,604,726 of which are subject to performance vesting, in each case, subject to Ms. Ramsey’s continued service on the applicable vesting date. The time vesting Incentive Units vest as follows: (i) 976,772 Incentive Unit vested on May 4, 2021, (ii) an additional 81,658 Incentive Units vested and continue to vest on each one-month anniversary of May 4, 2021 for the immediately subsequent 35 months and (iii) the remaining 72,281 Incentive Units vest on May 4, 2024. Any unvested time-vesting Incentive Units accelerate upon a “sale transaction.” Ms. Ramsey’s performance-vesting Incentive Units vest in full upon a “liquidity event” in connection with which certain investors receive “investor returns” (as each term is defined in the Incentive Equity Agreements) equal to or greater than 3.0 times.
On May 11, 2021, Mr. Long was granted 2,117,561 Incentive Units pursuant to an Incentive Equity Agreement, 1,588,171 of which are subject to time vesting and 529,390 of which are subject to performance vesting, in each case, subject to Mr. Long’s continued service on the applicable vesting date. The time vesting Incentive Units vest as follows: (i) 397,043 Incentive Units vested on April 8, 2022, (ii) an additional 33,193 Incentive Units vest on each one-month anniversary of April 8, 2022 for the immediately subsequent 35 months and (iii) the remaining 29,381 Incentive Units vest on May 8, 2025. Any unvested time-vesting Incentive Units accelerate upon a “sale transaction.” Mr. Long’s performance-vesting Incentive Units vest in full upon a “liquidity event” in connection with which certain investors receive “investor returns” equal to or greater than 3.0 times. On June 17, 2022, and again on December 28, 2022, the participation threshold of the previous Incentive Units that Mr. Long had received was lowered, increasing the fair value of such Incentive Units.
On September 14, 2020, Mr. Trembley was granted 1,097,406 Incentive Units pursuant to an Incentive Equity Agreement, 823,054 of which are subject to time vesting and 274,352 of which are subject to performance vesting, in each case, subject to Mr. Trembley’s continued service on the applicable vesting date. The time vesting Incentive Units vest as follows: (i) 205,764 Incentive Units vest on September 14, 2021, (ii) an additional 17,202 Incentive Units vest on each one-month anniversary of September 14, 2021 for the immediately subsequent 35 months and (iii) the remaining 15,227 Incentive Units vest on October 4, 2024. Any unvested time-vesting Incentive Units accelerate upon a “sale transaction.” Mr. Trembley’s performance-vesting Incentive Units vest in full upon a “liquidity event” in connection with which certain investors receive “investor returns” equal to or greater than 3.0 times. On December 28, 2022, the participation threshold of the previous Incentive Units that Mr. Trembley had received was lowered, increasing the fair value of such Incentive Units.
In connection with the reorganization transactions that occurred contemporaneously with our IPO, Ms. Ramsey, Mr. Trembley and Mr. Long exchanged their Incentive Units of Excelerate, L.P. for incentive units of New Excelerate, L.P. with the same terms and conditions.

Restricted Stock Units
On October 10, 2022, Mr. Long was granted 296,651 RSUs under the 2021 Omnibus Incentive Plan subject to a three-year time vesting schedule. The time vesting will vest as follows: (i) 98,884 units vest on October 10, 2023 and (ii) an additional 24,721 units will vest on a quarterly basis beginning on January 10, 2024 until completion on October 10, 2025.
On October 10, 2022, Mr. Trembley was granted 120,399 RSUs under the 2021 Omnibus Incentive Plan subject to a three-year time vesting schedule. The time vesting will vest as follows: (i) 40,133 units vest on October 10, 2023 and (ii) an additional 10,033 units will vest on a quarterly basis beginning on January 10, 2024 until completion on October 10, 2025.
Employment Agreements
We are party to employment agreements with each of Ms. Ramsey, Mr. Long and Mr. Trembley. The employment agreements with Ms. Ramsey, Mr. Long and Mr. Trembley were entered into on April 21, 2020, April 8, 2021 and October 15, 2020, respectively, and have initial employment terms of four years, four years and five years, respectively. Each employment agreement provides for automatic annual renewals following the end of the initial employment term, unless either party (or in the case of Mr. Trembley, the Company) provides at least 60 days’ prior notice of non-renewal, but also may be terminated at any time by either party prior to the end of the employment term. The employment agreements provide, among other things: (i) the annual base salaries for Ms. Ramsey, Mr. Long and Mr. Trembley, currently set at $605,673, $420,001 and $340,926, respectively (subject to increases (or in the case of Mr. Trembley, adjustment) from time to time in the sole discretion of the Board); (ii) a target annual performance bonus opportunity for Ms. Ramsey, Mr. Long and Mr. Trembley, currently set at 77%, 50% and 40% of the Named Executive Officer’s annual base salary, respectively; (iii) a grant of Incentive Units (as described above); and (iv) eligibility to participate in any employee benefit plans that we may have in effect from time to time for our executive-level personnel. Additionally, pursuant to Mr. Trembley’s employment agreement, he is eligible to receive supplemental discretionary bonuses from time to time as determined by the Compensation Committee. The employment agreements also provide certain severance benefits to each Named Executive Officer upon a certain terminations. See the section titled “Potential Payments Upon Termination or Change in Control” below.
The employment agreements subject each Named Executive Officer to the following restrictive covenants: (i) perpetual confidentiality, (ii) assignment of intellectual property, (iii) non-competition during his or her employment, (iv) non-disparagement during his or her employment (which non-disparagement covenants in Ms. Ramsey’s and Mr. Long’s employment agreements are mutual), (v) non-solicitation of our customers, suppliers, licensees, licensors and other business relations during his or her employment and (vi) non-solicitation of our employees and independent contractors during his or her employment and for a period of one year following termination of such employment.
Annual Bonus
We maintain an annual performance-based cash bonus program in which each of our Named Executive Officers participated in fiscal year 2022. Each Named Executive Officer’s target bonus is expressed as a percentage of base salary which can be achieved by meeting certain performance objectives at target level. The 2022 annual bonus for Ms. Ramsey, Mr. Long and Mr. Trembley were targeted at 77%, 50% and 40% of such executive’s base salary, respectively. For fiscal year 2022, our Named Executive Officers were eligible to earn annual cash bonuses based on the achievement of certain corporate objectives approved by our Board. Significant overachievement of all goals could have resulted in a payout of up to 120% of the target.
The goals under our 2022 bonus program were based on Company performance against pre-established performance goals and individual performance. Our fiscal year 2022 performance goals were weighted equally between sales and EBITDA metrics. The Compensation Committee determined that we did not achieve our performance targets in 2022. However, after consideration of the Company’s achievements in 2022, including the continued growth and expansion of our brands in the U.S. and the opening of the U.S. Culture Kings flagship store in Las Vegas, and in recognition of our Named Executive Officers’ contributions to building our brands, the Compensation Committee exercised its discretion under our cash bonus program to award bonuses in the amounts set forth in the Bonus column in the Summary Compensation Table.

Outstanding Equity Awards at 2022 Fiscal Year-End
The following table reflects information regarding outstanding equity-based awards held by our Named Executive Officers as of December 31, 2022.
	Option Awards(1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(5)	Option Exercise Price ($)(6)	Option Expiration Date(6)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(8)
Jill Ramsey	2,528,276(2)	1,378,811(2)	2,604,726	N/A	N/A
Ciaran Long	662,585(3)	925,586(3)	529,390	N/A	N/A	296,651(7)	376,747
Michael Trembley	463,791(4)	359,263(4)	274,352	N/A	N/A	120,399(7)	152,907
(1)
The Incentive Units granted to Ms. Ramsey, Mr. Long and Mr. Trembley on May 4, 2020, May 11, 2021 and September 14, 2020, respectively, are intended to constitute profits interests for federal income tax purposes. Despite the fact that the Incentive Units do not require the payment of an exercise price, they are most similar economically to stock options due to the fact that they only have value as the value of the underlying security appreciates. Accordingly, they are classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulations S-K as an instrument with an “option-like feature.”

(2)
Represents Incentive Units that time-vest as follows: (i) 976,772 Incentive Units vested on May 4, 2021, (ii) an additional 81,658 Incentive Units vested and continue to vest on each one-month anniversary of May 4, 2021 for the immediately subsequent 35 months and (iii) the remaining 72,281 Incentive Units vest on May 4, 2024. Any unvested time-vesting Incentive Units accelerate upon a “sale transaction.”

(3)
Represents Incentive Units that time-vest as follows: (i) 397,043 Incentive Units vested on April 8, 2022, (ii) an additional 33,193 Incentive Units vest on each one-month anniversary of April 8, 2022 for the immediately subsequent 35 months and (iii) the remaining 29,381 Incentive Units vest on May 8, 2025. Any unvested time-vesting Incentive Units accelerate upon a “sale transaction.”

(4)
Represents Incentive Units that time-vest as follows: (i) 205,764 Incentive Units vested on September 14, 2021, (ii) an additional 17,202 Incentive Units vested and continue to vest on each one-month anniversary of September 14, 2021 for the immediately subsequent 35 months and (iii) the remaining 15,227 Incentive Units vest on October 4, 2024. Any unvested time-vesting Incentive Units accelerate upon a “sale transaction.”

(5)	Represents Incentive Units that performance-vest in full upon a “liquidity event” in connection with which certain investors receive “investor returns” equal to or greater than 3.0 times.
(6)	The Incentive Unit awards are not traditional options, and therefore, there is no exercise price or expiration date associated with them.
(7)
Represents RSUs that time-vest as follows: (i) one-third will vest on October 10, 2023 and (ii) the remaining two-thirds will vest in eight equal installments at the end of each three-month calendar period thereafter, subject to the award recipient’s continuous service with the Company through each applicable vesting date.

(8)	Market value is based upon the closing price of our common stock on December 30, 2022 (the last trading day of fiscal 2022).
Additional Narrative Disclosure
Equity and Cash Incentives – 2021 Omnibus Incentive Plan
In connection with our IPO, our Board adopted, and our shareholders approved, the a.k.a. Brands Holding Corp. 2021 Omnibus Incentive Plan (the “2021 Omnibus Plan”), pursuant to which employees, consultants and directors of our company and our affiliates performing services for us, including our executive officers, are eligible to receive awards. The 2021 Omnibus Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock, dividend equivalents, other stock-based awards, substitute awards, annual incentive awards and performance awards intended to align the interests of participants with those of our shareholders.
We initially reserved 4,900,269 shares of our common stock for issuance under the 2021 Omnibus Plan. The number of shares reserved for issuance under our 2021 Omnibus Plan automatically increases each January 1, by 1% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by our Board. In addition, the following shares of our common stock will again be available for grant or issuance under the 2021 Omnibus Plan:
•
shares subject to awards granted under the 2021 Omnibus Plan that are canceled, forfeited, settled in cash, or otherwise terminated without delivery to the participant of the full number of shares to which the award related; and

•	shares withheld or surrendered in payment of taxes relating to an award.

The 2021 Omnibus Plan is administered by our Compensation Committee. The Compensation Committee has the authority to construe and interpret the 2021 Omnibus Plan, grant awards and make all other determinations necessary or advisable for the administration of the plan. Awards under the 2021 Omnibus Plan may be made subject to performance conditions and other terms. Awards were granted under the 2021 Omnibus Plan in 2022 to Mr. Long and Mr. Trembley. The Company intends to grant awards under the 2021 Omnibus Plan on a go-forward basis.
Employee and Retirement Benefits
We currently provide broad-based health and welfare benefits that are available to our full-time employees, including our Named Executive Officers, including health, life, vision, and dental insurance. In addition, we maintain a 401(k) plan, which is a tax-qualified retirement savings plan, and make matching contributions thereunder in an amount equal to 100% of the first 5% of an employee’s eligible pay contributions (up to the annual compensation limits).
Potential Payments Upon Termination or Change in Control
The employment agreements for Ms. Ramsey, Mr. Long and Mr. Trembley each provide for the payment of severance benefits upon certain terminations of employment.
Jill Ramsey
In the event of a termination of Ms. Ramsey’s employment by the Company without “Cause,” due to her resignation for “Good Reason” or due to the Company’s non-renewal of the term of her employment agreement, Ms. Ramsey is entitled to the following: (i) payment of any earned but unpaid base salary through her termination date, (ii) payment in lieu of any accrued but unused paid time off as of her termination date, (iii) 12 months of continued base salary payments, (iv) payment of any annual performance bonus for a previous (and completed) performance period that is earned but unpaid as of her termination date, and (v) reimbursement for the COBRA premiums for herself and any eligible dependents for 12 months following her termination date. The continued base salary payments described under clause (iii) above are subject to Ms. Ramsey’s timely execution and non-revocation of a general release of claims in favor of the Company and continued compliance with certain restrictive covenant obligations set forth in her employment agreement.
For Ms. Ramsey, “Cause” means one or more of the following: (i) the indictment for, conviction of, or plea of guilty or nolo contendere to (a) a felony (other than a driving offense related solely to driving in excess of the speed limit), (b) any other crime involving moral turpitude or (c) any crime involving misappropriation, embezzlement or fraud with respect to the Company, Excelerate, L.P. or any of their respective subsidiaries, customers or suppliers; (ii) misconduct that would reasonably be expected to cause the Company, Excelerate, L.P. or any of their respective subsidiaries substantial public disgrace or disrepute or economic harm; (iii) repeated refusal to perform duties consistent with her employment agreement as lawfully directed by the Board, including, without limitation, (a) Ms. Ramsey’s persistent neglect of duty or chronic unapproved absenteeism (other than for “Disability” (as defined in her employment agreement)) or (b) Ms. Ramsey’s refusal to comply with any lawful directive or policy of the Board; (iv) any act or knowing omission aiding or abetting a competitor, supplier or customer of the Company, Excelerate, L.P. or any of their respective subsidiaries to the disadvantage or detriment of the Company, Excelerate, L.P. or any of their respective subsidiaries; (v) breach of fiduciary duty, gross negligence or willful misconduct with respect to the Company, Excelerate, L.P. or any of their respective subsidiaries; (vi) use of alcohol, drugs or other similar substances that materially impairs Ms. Ramsey’s ability to perform her duties under her employment agreement; or (vii) any other material breach by Ms. Ramsey of her employment agreement or any other agreement between Ms. Ramsey and the Company, Excelerate, L.P. or any of their respective subsidiaries, subject to a ten-day cure period.
For Ms. Ramsey, “Good Reason” means the occurrence of any of the following without Ms. Ramsey’s written consent: (i) a material reduction in her base salary or target annual bonus, other than as a part of and in proportion to a reduction in compensation affecting employees of the Company, or its successor entity, generally and in no event to exceed 10%; (ii) a material adverse change in her title, authority, responsibilities or duties; or (iii) the Company’s requirement that she relocate her primary work location to a location that is more than 30 miles from its then current location. For “good reason” to be established, (a) Ms. Ramsey must provide written notice to the chairman or lead director of the Board within 30 days of the first occurrence of any such event, (b) the Company must fail to materially remedy such event within 30 days after its receipt of such written notice and (c) Ms. Ramsey’s resignation must be effective not later than 30 days after the expiration of such cure period.
Ciaran Long
Mr. Long’s employment agreement provides that in the event of a termination of Mr. Long by the Company without “Cause,” Mr. Long will be entitled to receive: (i) his earned and unpaid base salary through the termination date; (ii) an amount equal to six months of Mr. Long’s then current base salary; (iii) any earned but unpaid annual performance bonus; and (iv) reimbursement for COBRA premiums for himself and any eligible dependents for 6 months following his termination date. The payments described under clauses (ii) - (iv) above are subject to Mr. Long’s timely execution and non-revocation of a general release of claims in favor of the Company and continued compliance with certain restrictive covenant obligations set forth in his employment agreement.
For Mr. Long, “Cause” means one or more of the following: (i) the indictment for, conviction of, or plea of guilty or nolo contendere to (a) a felony (other than a driving offense related solely to driving in excess of the speed limit), (b) any other crime involving moral turpitude or (c) any crime involving misappropriation, embezzlement or fraud with respect to the Company, Excelerate, L.P. or any of their respective subsidiaries, customers or suppliers; (ii) misconduct that would reasonably be expected to cause the Company, Excelerate, L.P. or any of their respective subsidiaries substantial public disgrace or disrepute or economic harm; (iii) repeated refusal to perform duties consistent with his employment agreement as lawfully directed by the Board, including, without limitation, (a) Mr. Long’s persistent neglect of duty or chronic unapproved absenteeism (other than due to “Disability” (as defined in his employment agreement)) or (b) Mr. Long’s refusal to comply with any lawful directive or policy of the Board; (iv) any act or knowing omission aiding or abetting a competitor, supplier or customer of the Company, Excelerate, L.P. or any of their respective subsidiaries to the disadvantage or detriment of the Company, Excelerate, L.P. or any of their respective subsidiaries; (v) breach of fiduciary duty, gross negligence or willful misconduct with respect to the Company, Excelerate, L.P. or any of their respective subsidiaries; (vi) use of alcohol, drugs or other similar substances that materially impairs Mr. Long’s ability to perform his duties under his employment agreement; or (vii) any other material breach by Mr. Long of his employment agreement or any other agreement between Mr. Long and the Company, Excelerate, L.P. or any of their respective subsidiaries, subject to a ten-day cure period.
Michael Trembley
Mr. Trembley’s employment agreement provides that in the event of a termination of Mr. Trembley by the company without “Cause,” Mr. Trembley will be entitled to receive: (i) his base salary through the termination date; (ii) payment of any accrued but unused time off; (iii) any bonus amounts earned but not yet paid to Mr. Trembley; and (iv) an amount equal to four months of Mr. Trembley’s then current base salary. The payment described under clause (iv) above are subject to Mr. Trembley’s timely execution and non-revocation of a general release of claims in favor of the Company and continued compliance with certain restrictive covenant obligations set forth in his employment agreement.
For Mr. Trembley, “Cause” means one or more of the following: (i) the commission of or plea of nolo contendere to a felony or other crime involving moral turpitude or the commission of any crime involving misappropriation, embezzlement or fraud with respect to the Company, Excelerate, L.P. or any of their respective subsidiaries or any of their customers or suppliers, (ii) conduct that would reasonably be expected to cause the Company, Excelerate, L.P. or any of their respective subsidiaries substantial public disgrace or disrepute or economic harm, (iii) repeated failure to perform duties consistent with his employment agreement as reasonably directed by the Board, including (a) Mr. Trembley’s persistent neglect of duty or chronic unapproved absenteeism (other than for “Disability” (as defined in his employment agreement)) or (b) Mr. Trembley’s refusal to comply with any-lawful directive or policy of the Board, (iv) any act or knowing omission aiding or abetting a competitor, supplier or customer of the Company, Excelerate, L.P. or any of their respective subsidiaries to the disadvantage or detriment of the Company, Excelerate, L.P. or any of their respective subsidiaries, (v) breach of fiduciary duty, gross negligence or willful misconduct with respect to the Company, Excelerate, L.P. or any of their respective subsidiaries, (vi) addiction to alcohol, drugs or other similar substances that impairs Mr. Trembley’s performance, or (vii) any other material breach by Mr. Trembley of his employment agreement or any other agreement between himself and the Company, Excelerate, L.P. or any of their respective subsidiaries, subject to a 30-day cure period.

Treatment of Incentive Units upon a Change in Control
Under the Incentive Unit agreements entered into by each of Ms. Ramsey, Mr. Long and Mr. Trembley, in the event of a “liquidity event” (as defined in the Excelerate, L.P. Second Amended and Restated Agreement of Exempted Limited Partnership, or the “LPA”), each Named Executive Officer’s unvested performance-vesting Incentive Units will vest if, and only if, certain investors realize “investor returns” equal to or greater than 3.0 times, subject to the Named Executive Officer’s continued employment on the applicable vesting date. In the event of a “sale transaction” (as defined in the Incentive Unit agreements), each Named Executive Officer’s unvested time-vesting Incentive Units will fully accelerate, subject to the Named Executive Officer’s continued employment on the applicable vesting date.
For purposes of the Incentive Unit agreements, “liquidity event” means (i) a Sale of Excelerate L.P. (as defined in the LPA), (ii) the dissolution, liquidation or winding-up of Excelerate, L.P. or any of its subsidiaries holding a majority of their consolidated assets (but excluding any such dissolution, liquidation or winding up of a subsidiary in an internal reorganization) or (iii) the initial public offering or listing of Excelerate, L.P. or any of its subsidiaries on any national securities exchange or substantially equivalent market (including any Rule 144A market or exchange sponsored private market).
For purposes of the Incentive Unit agreements, “sale transaction” means a sale of all or substantially all of the equity of Excelerate, L.P. or a sale of all or substantially all of the assets of Excelerate, L.P. (on a consolidated basis taken as a whole, including, for clarity, all or substantially all of the equity interests of Excelerate, L.P.’s subsidiaries).

2022 Director Compensation
The following table shows information regarding the compensation earned or paid during 2022 to non-employee directors who served on the Board during the year. In addition to her service as a director, Ms. Ramsey serves as the Company’s Chief Executive Officer, and as such, her compensation is shown in the table entitled “2022 Summary Compensation Table.”
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Ilene Eskenazi	$58,630	$141,642	$200,272
Sourav Ghosh	$37,917(2)	$100,000	$137,917
Myles McCormick	$95,833	$100,000	$195,833
Kelly Thompson	$80,208	$100,000	$180,208
Simon Beard	—	—	—
Wesley Bryett	—	—	—
Christopher J. Dean	—	—	—
Matthew Hamilton	—	—	—
(1)
The amounts reported in the Stock Awards column represent the aggregate grant date fair value of the RSUs granted in fiscal year 2022, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. As of December 31, 2022, Ms. Eskenazi held 6,610 vested and 26,385 unvested RSUs; Mr. Ghosh held 26,385 unvested RSUs; Mr. McCormick held 26,385 unvested RSUs; and Ms. Thompson held 26,385 unvested RSUs.

(2)	These amounts reflect partial year service for Mr. Ghosh, who joined our Board on June 1, 2022.
Narrative Disclosure to Director Compensation Table
Ms. Thompson is party to a letter agreement with us, dated as of November 18, 2019, which sets forth her compensation for services rendered on the Board at the rate of $25,000 per year and provides for an initial grant of Incentive Units and a pre-IPO opportunity to invest up to $500,000 in Excelerate, L.P. through purchase of its “ordinary units.”
On January 15, 2019, Mr. McCormick was granted 1,098,382 Incentive Units pursuant to an Incentive Unit Agreement, 549,191 of which are subject to time vesting and 549,191 of which are subject to performance vesting, in each case, subject to Mr. McCormick’s continued service on the applicable vesting date. The time-vesting Incentive Units vest as follows: (i) 137,297 Incentive Units vested on January 15, 2020, (ii) an additional 11,478 Incentive Units vest on each one-month anniversary of January 15, 2020 for the immediately subsequent 35 months and (iii) the remaining 10,164 Incentive Units vest on January 15, 2023. Any unvested time-vesting Incentive Units accelerate upon a “sale transaction.” Mr. McCormick’s performance-vesting Incentive Units vest in full upon a “liquidity event” in connection with which certain investors receive “investor returns” equal to or greater than 3.0 times. On June 1, 2022, Mr. McCormick was granted 26,385 RSUs that will fully vest on June 1, 2023.
In December of 2019, Ms. Thompson was granted 520,238 Incentive Units pursuant to an Incentive Unit Agreement, 260,119 of which are subject to time vesting and 260,119 of which are subject to performance vesting, in each case, subject to Ms. Thompson’s continued service on the applicable vesting date. The time-vesting Incentive Units vest as follows: (i) 65,029 Incentive Units vested on November 22, 2020, (ii) an additional 5,436 Incentive Units vest on each one-month anniversary of November 22, 2020 for the immediately subsequent 35 months and (iii) the remaining 4,830 Incentive Units vest on November 22, 2023. Any unvested time-vesting Incentive Units accelerate upon a “sale transaction.” Ms. Thompson’s performance-vesting Incentive Units vest in full upon a “liquidity event” in connection with which certain investors receive “investor returns” equal to or greater than 3.0 times. On June 1, 2022, Ms. Thompson was granted 26,385 RSUs that will fully vest on June 1, 2023.
In connection with the reorganization transactions that occurred contemporaneously with our IPO, Mr. McCormick and Ms. Thompson exchanged their Incentive Units of Excelerate, L.P. for incentive units of New Excelerate, L.P. with the same terms and conditions.

On January 21, 2022, Ms. Eskenazi was granted 6,610 RSU shares that are fully vested. On June 1, 2022, Ms. Eskenazi was granted 26,385 RSUs that will fully vest on June 1, 2023.
On June 1, 2022, Mr. Ghosh was granted 26,385 RSU shares that will fully vest on June 1, 2023.
Non-Employee Director Compensation
Our non-employee directors who are not affiliated with Summit are eligible to receive compensation for their service on our Board. Each non-employee director is entitled to an annual cash retainer of $50,000, paid in twelve monthly equal installments and prorated for any partial year of service on our Board. In addition, our non-employee directors receive an annual grant of RSUs with an aggregate grant date value of $100,000, subject to a one-year vesting period.
A non-employee director who is not affiliated with Summit is entitled to additional cash compensation in the amount of $20,000 for service as chairperson or lead director of the Board; $15,000 for Audit Committee service; $10,000 for Compensation Committee service; and $7,500 for Nominating Committee service. Directors who are also employees of the Company or are affiliated with Summit do not receive compensation.
Our directors are reimbursed for travel, food, lodging and other expenses directly related to their activities as directors. Our directors are also entitled to the protection provided by the indemnification provisions in our amended and restated bylaws. Our Board may revise the compensation arrangements for our directors from time to time.

PROPOSAL 2 – APPROVAL OF AN AMENDMENT TO the a.k.a. Brands Holding Corp.
2021 OMNIBUS INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES
AUTHORIZED FOR ISSUANCE THEREUNDER BY 10,000,000 SHARES
We are asking our shareholders to approve an amendment to the 2021 Omnibus Plan to increase the number of shares available for issuance under the a.k.a. Brands Holding Corp. 2021 Omnibus Plan by 10,000,000 shares of our common stock (the “2021 Omnibus Plan Amendment”), from the original authorized share number of 4,900,269, plus any shares of common stock added as a result of the 2021 Omnibus Plan’s “evergreen” provision. Other than increasing the 2021 Omnibus Plan by these additional 10,000,000 shares, no material changes will be made to our 2021 Omnibus Plan. If the amendment is not approved by our shareholders, the 2021 Omnibus Plan will continue by its terms, without the share increase, and will terminate automatically on September 20, 2031. The text of the 2021 Omnibus Plan Amendment is attached to this proxy statement as Appendix A.
Historical Information
The 2021 Omnibus Plan authorizes the Company to grant equity awards, including, options, awards of restricted stock, restricted stock units, stock appreciation rights, and other stock-based or cash-based awards to eligible employees, consultants and directors, up to 4,900,269 shares of common stock, plus any shares of stock added as a result of the 2021 Omnibus Plan’s “evergreen” provision. As of December 30, 2022 (the last trading day of the year), there were approximately 1,058,091 shares of our common stock remaining available for issuance under the 2021 Omnibus Plan, market value $1.27 per share. If the 2021 Omnibus Plan Amendment is approved by our shareholders, 10,000,000 additional shares of our common stock will be authorized for issuance thereunder (which is in addition to the annual increases pursuant to the “evergreen” provision).
The following table provides certain additional information regarding awards outstanding and unvested under the 2021 Omnibus Plan as of December 30, 2022 (the last trading day of the year):
Total Outstanding Stock Options	507,479
Total Outstanding Stock Awards	4,410,309
Total Outstanding Common Stock	129,003,733
Weighted-Average Exercise Price of Stock Options Outstanding	$6.95
Weighted-Average Remaining Duration of Stock Options Outstanding (years)	9.04
Total Number of Shares Available for Issuance under the 2021 Omnibus Plan	1,058,091
Reasons Why the 2021 Omnibus Plan Amendment is Important
We believe that the 2021 Omnibus Plan has benefited the Company by attracting, retaining, motivating, and rewarding certain employees, officers, directors, and consultants of the Company and its affiliates and promoting the creation of long-term value for shareholders of the Company by closely aligning the interests of such individuals with those of such shareholders. We believe that the proposed increase in the maximum number of shares of common stock to be available under the 2021 Omnibus Plan is necessary for the Company to continue to experience these benefits.
Since the IPO, the Company has maintained a conservative annual burn rate through strategic choices. In 2021, refresh grants were not awarded to any executive and 2022 refresh grants excluded the Chief Executive Officer. Time-based RSUs were granted in lieu of stock options to conserve shares, award sizes were reduced from approved targets for all equity participants and eligibility to receive grants was limited to select levels.
We monitor the use of equity compensation carefully and limit the number of equity awards granted annually to an amount that we believe is necessary to attract, retain and motivate our employees, to grow the business, and to create stockholder value. In addition, the Compensation Committee carefully monitors our total dilution and annual award levels to ensure that we maximize shareholder value by granting the appropriate number of equity awards necessary to further our annual and long-term strategic and operational objectives.
We are seeking shareholder approval of the 2021 Omnibus Plan Amendment because the number of shares currently available for issuance under the 2021 Omnibus Plan is not sufficient in view of our current compensation strategy and current and expected usage rates. In determining the increase to the share reserve we are asking shareholders to approve, the Board considered various factors, including the number of shares underlying equity awards the Company made during the past two fiscal years and anticipated needs in the future, as well as the Company’s gross burn rate and total overhang. If shareholders do not approve the increase in the number of shares available for issuance under the 2021 Omnibus Plan, our ability to grant equity to potential new hires and existing employees will be limited, which would place us at a disadvantage in the extremely competitive labor market in which we operate.
As of December 30, 2022, our share capital dilution under the 2021 Omnibus Plan as a percent of 129,003,733 total common shares issued and outstanding (total equity overhang) of 4.6% ranks below all of our compensation peer companies and at the low end of typical market practices for a company of our size and maturity. Including the request approve the 2021 Omnibus Plan Amendment, our total overhang as a percent of common shares outstanding will approximate the 25th percentile of our peers.
Outstanding Options and Unvested Stock Awards/Units and Shares Available for Grant	4.6%
Proposed Share Request	7.8%
Resulting Total Overhang (Outstanding + Available + Proposed Share Request)	12.4%
The provisions of the 2021 Omnibus Plan, our current equity strategy and our historical equity grant practices are all within competitive norms and aligned with our overall compensation philosophy.
We expect that the shares available under the 2021 Omnibus Plan for future awards, if the 2021 Omnibus Plan Amendment is approved by our shareholders, will be sufficient for currently-anticipated awards for the next three years. Expectations regarding future share usage could be impacted by a number of factors such as: (i) the future performance of our stock price; (ii) hiring and promotion activity at the executive level; (iii) the rate at which shares are returned to the 2021 Omnibus Plan reserve upon awards’ cancellation, forfeiture, or settlement in cash without the issuance of the underlying shares; (iv) factors involved in acquiring other companies; and (v) other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.
For the foregoing reasons, the Board believes that approving the 2021 Omnibus Plan Amendment is in the best interest of the Company and its shareholders.
Summary of Material Terms of the 2021 Omnibus Plan
The following is a summary of the material terms of the 2021 Omnibus Plan, as amended, and is qualified in its entirety by reference to the 2021 Omnibus Plan, which is provided as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and is incorporated by reference into this Proposal 2. The only material change to the 2021 Omnibus Plan as a result of the 2021 Omnibus Plan Amendment will be to make an additional 10,000,000 shares available for issuance under the 2021 Omnibus Plan.
The 2021 Omnibus Plan provides for grants of stock options, restricted stock, restricted stock units, stock appreciation rights, and other stock-based or cash-based awards. The purpose of the 2021 Omnibus Plan is to assist the Company in attracting, retaining, motivating, and rewarding certain employees, officers, directors, and consultants of the Company and its affiliates and promoting the creation of long-term value for shareholders of the Company by closely aligning the interests of such individuals with those of such shareholders.
Securities to be Offered
The total number of shares of common stock reserved and available for delivery in connection with awards under the 2021 Omnibus Plan, if the 2021 Omnibus Plan Amendment is approved, will equal 14,900,269 shares of common stock, par value $0.001 per share, plus automatic increases each January 1 beginning in 2022 and ending with a final increase on January 1, 2031, equal to 1% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by our Board. The increases on January 1, 2022 and January 1, 2023 added a total of 2,574,625 of shares to the plan reserve.
Shares of common stock delivered under the 2021 Omnibus Plan will consist of authorized and unissued shares or previously issued shares of common stock reacquired by the Company on the open market or by private purchase. Other than with respect to substitute awards, to the extent that an award expires or is canceled, forfeited, settled in cash, or otherwise terminated without delivery to the participant of the full number of shares of common stock to which the award related, the undelivered shares of common stock will again be available for grant. Shares of common stock withheld or surrendered in payment of taxes relating to an award will not be deemed to constitute shares delivered to the participant and will be deemed to again be available for delivery under the 2021 Omnibus Plan. Shares of common stock withheld or surrendered in payment of the exercise price relating to an award will not be deemed to constitute shares delivered to the participant and will be deemed to again be available for delivery under the 2021 Omnibus Plan.
No more than 14,900,269 shares of common stock, if the 2021 Omnibus Plan Amendment is approved, subject to certain adjustment as provided in the 2021 Omnibus Plan, reserved for issuance may be issued or transferred upon exercise or settlement of options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code (the “Code”).
To the extent permitted by NYSE Listed Company Manual Section 303A.08, NASDAQ Listing Rule 5635(c), or other applicable stock exchange rules, subject to applicable law, in the event that a company acquired by the Company, or with which the Company combines, has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan may be used for awards under the 2021 Omnibus Plan and will not reduce the number of shares of common stock reserved and available for delivery in connection with awards under the 2021 Omnibus Plan; provided, that, awards using such available shares will not be made after the date awards could have been made under the terms of such pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not employed by the Company or any subsidiary of the Company immediately prior to such acquisition or combination.
Administration
The 2021 Omnibus Plan is administered by the Compensation Committee. The Compensation Committee has full and final authority, in each case, subject to and consistent with the provisions of the 2021 Omnibus Plan, to select eligible persons to become participants of the 2021 Omnibus Plan; grant awards under the 2021 Omnibus Plan; determine the type and number of shares of common stock subject to, other terms and conditions of, and all other matters relating to, awards; prescribe award agreements and rules and regulations for the administration of the 2021 Omnibus Plan; construe and interpret the 2021 Omnibus Plan and award agreements and correct defects, supply omissions, and reconcile inconsistencies therein; suspend the right to exercise awards during any period that the Compensation Committee deems appropriate to comply with applicable securities laws, and thereafter extend the exercise period of an award by an equivalent period of time or such shorter period required by, or necessary to comply with, applicable law; and make all other decisions and determinations as the Compensation Committee may deem necessary or advisable for the administration of the 2021 Omnibus Plan. Any action of the Compensation Committee will be final, conclusive, and binding on all persons, including, without limitation, the Company, its shareholders and affiliates, eligible persons, participants, and beneficiaries of participants. For the avoidance of doubt, the Board will have the authority to take all actions under the 2021 Omnibus Plan that the Compensation Committee is permitted to take.
Eligibility
Each (i) employee and officer of the Company or any of its affiliates, (ii) non-employee director of the Company or any of its affiliates, (iii) other person who provides substantial services to the Company or any of its affiliates as a consultant or advisor and who is designated as eligible by the Compensation Committee (“Consultant”), and (iv) person who has been offered employment by the Company or any of its affiliates (provided, that, such prospective employee may not receive any payment or exercise any right relating to an award until such person has commenced employment or service with the Company or its affiliates), is eligible to be granted awards under the 2021 Omnibus Plan. As stated above, the basis for participation in the 2021 Omnibus Plan is the Compensation Committee’s decision to select, in its sole discretion, participants from among those eligible. As of December 30, 2022, the Company and its affiliates had 1,653 employees and officers, four non-employee directors, and six Consultants who were eligible to participate in the 2021 Omnibus Plan.
Non-Employee Director Compensation Limits
The maximum value of any awards granted to a non-employee director of the Company in any one calendar year, taken together with any cash fees paid to such non-employee director during such calendar year in respect of the non-employee director’s services as a member of the Board during such year, may not exceed

$750,000 (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes); provided, that, the Compensation Committee may make exceptions to this limit, except that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.
Types of Awards
Options
The 2021 Omnibus Plan provides for the grant of both incentive stock options intended to qualify under Section 422 of the Code and nonstatutory stock options. We may grant options to eligible persons, except that incentive stock options may only be granted to persons who are our employees or employees of our parents or subsidiaries, in accordance with Section 422 of the Code. The exercise price of an option cannot be less than 100% of the fair market value of a share of common stock on the date on which the option is granted and the option must not be exercisable for longer than ten years following the date of grant. However, in the case of an incentive stock option granted to an individual who owns (directly, or indirectly) at least 10% of the total combined voting power of all classes of stock of the Company, the exercise price of the option must be at least 110% of the fair market value of a share of common stock on the date of grant and the option must not be exercisable more than five years from the date of grant.
Options will vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case, as may be determined by the Compensation Committee and set forth in an option award agreement. Unless otherwise specifically determined by the Compensation Committee, the vesting of an option will occur only while the participant is employed by or rendering services to the Company or an affiliate (as applicable), and all vesting will cease upon a participant’s termination for any or no reason. If an option is exercisable in installments, such installments or portions thereof that become exercisable will remain exercisable until the option expires, is canceled, or otherwise terminates.
Payment for shares of common stock acquired pursuant to an option granted under the 2021 Omnibus Plan must be made in full upon exercise of the option in a manner approved by the Compensation Committee, which may include: (i) in immediately available funds in U.S. dollars, or by certified or bank cashier’s check; (ii) by delivery of shares of common stock having a value equal to the exercise price; (iii) by a broker-assisted cashless exercise in accordance with procedures approved by the Compensation Committee; or (iv) by any other means approved by the Compensation Committee.
Restricted Stock
A restricted stock award is a grant of common stock that is subject to certain restrictions and to a risk of forfeiture. Unless otherwise set forth in the applicable restricted stock agreement, the holder of restricted stock will generally have the rights and privileges of a shareholder as to such restricted stock, including the right to vote such restricted stock. Unless otherwise set forth in a participant’s restricted stock agreement, cash dividends and stock dividends, if any, with respect to the restricted stock will be withheld by the Company for the participant’s account, and will be subject to forfeiture to the same degree as the shares of restricted stock to which such dividends relate.
Restricted Stock Units
A restricted stock unit is a notational unit representing the right to receive one share of common stock (or the cash value of one share of common stock, if so determined by the Compensation Committee) on a specified settlement date. Restricted stock units may be granted to participants in such form and having such terms and conditions as the Compensation Committee deems appropriate. Unless otherwise set forth in a participant’s restricted stock unit agreement, a participant will not be entitled to dividends, if any, or dividend equivalents with respect to restricted stock units prior to settlement.
Stock Appreciation Rights
A stock appreciation right is a conditional right to receive an amount equal to the value of the appreciation of the common stock over a specified period. Except in the event of extraordinary circumstances, stock appreciation rights will be settled in common stock. No stock appreciation right granted under the 2021 Omnibus

Plan may be exercisable after, and each stock appreciation right will expire, ten years from the date it was granted. The base price per share of common stock for each stock appreciation right will be set by the Compensation Committee at the time of grant and will not be less than the fair market value on the date of grant. No dividends or dividend equivalents will be paid on stock appreciation rights. The Compensation Committee has the discretion to determine other terms and conditions of a stock appreciation right award.
Other Stock-Based or Cash-Based Awards
The Compensation Committee is authorized, subject to limitations under applicable law, to grant to participants such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to common stock, as well as awards payable in cash, in each case, as deemed by the Compensation Committee to be consistent with the purposes of the 2021 Omnibus Plan. The Compensation Committee may also grant common stock as a bonus (whether or not subject to any vesting requirements or other restrictions on transfer), and may grant other awards in lieu of obligations of the Company or an affiliate to pay cash or deliver other property under the plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Compensation Committee. The terms and conditions applicable to such awards will be determined by the Compensation Committee and evidenced by award agreements, which agreements need not be identical.
Substitute Awards
Awards may be issued or assumed under the 2021 Omnibus Plan in connection with a merger or acquisition as contemplated by, as applicable, NYSE Listed Company Manual Section 303A.08, NASDAQ Listing Rule 5635(c) and IM-5635-1, AMEX Company Guide Section 711, or other applicable stock exchange rules, and their respective successor rules and listing exchange promulgations.
Dividends and Dividend Equivalents
With respect to any award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity award is outstanding, such dividends (or dividend equivalents) will either (i) not be paid or credited with respect to such award, or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable award and will only be paid at the time or times such vesting requirement(s) are satisfied. Except as otherwise determined by the Compensation Committee, no interest will accrue or be paid on the amount of any cash dividends withheld. No dividends or dividend equivalents will be paid on options or stock appreciation rights.
Certain Transactions
The aggregate number of shares of common stock that may be delivered in connection with awards, the numerical share limits provided the 2021 Omnibus Plan, the number of shares of common stock covered by each outstanding award, and the price per share of common stock underlying each such award may be equitably and proportionally adjusted or substituted, as determined by the Compensation Committee, in its sole discretion, as to the number, price, or kind of a share of common stock or other consideration subject to such awards, (i) in the event of changes in the outstanding common stock or in the capital structure of the Company by reason of stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such award; (ii) in connection with any extraordinary dividend declared and paid in respect of shares of stock, whether payable in the form of cash, stock, or any other form of consideration; or (iii) in the event of any change in applicable laws or circumstances that results in or could result in, in either case, as determined by the Compensation Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, participants in the 2021 Omnibus Plan. The Compensation Committee will make such adjustments, substitutions, or payment, and its determination will be final, binding, and conclusive.
Except as provided by the Compensation Committee in an award agreement, participant agreement, or otherwise, in connection with (i) a merger, amalgamation, or consolidation involving the Company in which the Company is not the surviving corporation; (ii) a merger, amalgamation, or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of common stock receive securities of another corporation or other property or cash; (iii) a change in control (as defined in the 2021 Omnibus Plan); or (iv) the reorganization, dissolution, or liquidation of the Company, the Compensation Committee may provide for any one or more of the following: (1) the assumption or substitution of any or all awards in connection with such event; (2) the acceleration of vesting of any or all awards not assumed or substituted in connection with such event; (3) the cancellation of any or all awards not assumed or substituted in connection with such event as of the consummation of such event, together with the payment to the participants holding vested awards so canceled of an amount in respect of cancellation equal to an amount based upon the per-share consideration being paid for the common stock in connection with such event, less, in the case of options, stock appreciation rights, and other awards subject to exercise, the applicable exercise or base price; (4) the cancellation of any or all options, stock appreciation rights, and other awards subject to exercise not assumed or substituted in connection with such event as of the consummation of such event; and (5) the replacement of any or all awards with a cash incentive program that preserves the value of the awards so replaced, with subsequent payment of cash incentives subject to the same vesting conditions as applicable to the awards so replaced.
Clawback/Recoupment Policy
All awards granted under the 2021 Omnibus Plan will be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board (or a committee or subcommittee of the Board) and, in each case, as may be amended from time to time. No such policy adoption or amendment will in any event require the prior consent of any participant. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any of its affiliates. In the event that an award is subject to more than one such policy, the policy with the most restrictive clawback or recoupment provisions shall govern such award, subject to applicable law.
Plan Amendment and Termination
The Board or the Compensation Committee may amend the 2021 Omnibus Plan or the terms of any one or more awards at any time, provided that no amendment will materially impair a participant’s rights under any award unless the participant consents in writing. In addition, shareholder approval will be required for any amendments that have the effect of (i) changing the terms of an award to lower its exercise or base price, (ii) any other action that is treated as a repricing under GAAP, and (iii) repurchasing for cash or canceling an award in exchange for another award at a time when its exercise or base price is greater than the fair market value of the underlying common stock. The Board or the Compensation Committee may suspend or terminate the 2021 Omnibus Plan at any time. Unless sooner terminated, the 2021 Omnibus Plan will terminate on the day before the tenth anniversary of the date the shareholders of the Company approve the 2021 Omnibus Plan.
Material U.S. Federal Income Tax Consequences
The following is a general summary under current law of the principal U.S. federal income tax consequences related to awards under the 2021 Omnibus Plan. This summary describes the general federal income tax principles that apply, as based on current law and interpretational authorities which are subject to change at any time, and is provided only for general information. This summary does not purport to be complete discussion of all potential tax effects relevant to recipients of awards under the 2021 Omnibus Plan. No attempt has been made to discuss any potential non-U.S., state, or local tax consequences. This summary is not intended as tax advice to participants, who should consult their own tax advisors.
Tax Consequences to Participants Under the 2021 Omnibus Plan
Non-Qualified Stock Options and Stock Appreciation Rights
If a participant is granted a nonqualified stock option or stock appreciation right under the 2021 Omnibus Plan, the participant should not have taxable income on the grant of the nonqualified stock option or stock appreciation right. Upon the exercise of a nonqualified stock option or stock appreciation right, a participant will recognize ordinary compensation income, subject to withholding obligations for an employee, in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the participant exercises such option or stock appreciation right. When a participant sells the common stock acquired as a result of the exercise of a nonqualified stock option or stock appreciation right, any appreciation or depreciation in the value of the common stock after the exercise date will be taxable as a long-term or short-term capital gain or loss for federal income tax purposes, depending on the holding period. The common stock must be held for more than twelve months to qualify for long-term capital gain treatment. Subject to the discussion under “Tax Consequences to the Company” below, the Company and its subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.
Incentive Stock Options
A participant receiving incentive stock options should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the incentive stock option requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the incentive stock option is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. The Company and its subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an incentive stock option or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.
Other Awards
A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. Individuals will not have taxable income at the time of grant of a restricted stock unit, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or a share of common stock in settlement of the restricted stock unit, as applicable, in an amount equal to the cash or the fair market value of the common stock received. The current federal income tax consequences of other awards authorized under the 2021 Omnibus Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); dividend equivalents and other stock or cash based awards are generally subject to tax at the time of payment. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the award recipient recognizes ordinary income.
A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he or she recognizes income under the rules described above. The tax basis in the common stock received by a participant will equal the amount recognized by the participant as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse. Subject to the discussion below under “Tax Consequences to the Company,” we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.
Tax Consequences to the Company
Reasonable Compensation
In order for the amounts described above to be deductible by the Company, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments
The Company’s ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the 2021 Omnibus Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.
Compensation of Covered Employees
Our ability to obtain a deduction for amounts paid under the 2021 Omnibus Plan could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits our ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1,000,000.
New Plan Benefits
Grants under the 2021 Omnibus Plan will be made at the discretion of the Compensation Committee, and therefore, the benefits or number of shares subject to awards that may be granted in the future to our executive officers, employees and directors is not currently determinable. The table below reflects the equity awards that were granted to the Named Executive Officers and all other eligible employees and directors during the last completed fiscal year.
a.k.a. Brands Holding Corp. 2021 Omnibus Incentive Plan
Name and Position	Dollar Value ($)	Number of Units
Jill Ramsey Chief Executive Officer	0	0
Ciaran Long Interim Chief Executive Officer and Chief Financial Officer	$397,512	296,651
Michael Trembley Chief Information Officer and Senior Vice President of Operations	$161,335	120,399
Executive Group	$641,702	478,882
Non-Executive Director Group	$441,640	112,150
Non-Executive Officer Employee Group	$6,426,904	3,555,049
Registration
Assuming the 2021 Omnibus Plan Amendment is approved, we intend to file a registration statement on Form S-8 to register the additional shares of common stock that the Company will be authorized to issue under the 2021 Omnibus Plan.
Equity Compensation Plan Information
The following table sets forth certain information as of December 31, 2022, concerning outstanding awards under the Company’s equity compensation plans, the weighted average exercise price of the outstanding options and the number of shares available for future issuance under the plans:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(2)	Weighted-average exercise price of outstanding options, warrants and rights(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(4)
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	4,917,788	$6.95	2,134,977
Equity Compensation plans not approved by security holders	—	—	—
Total	4,917,788	$6.95	2,134,977
(1)
Represents the 2021 Omnibus Plan and the a.k.a. Brands Holding Corp. 2021 Employee Stock Purchase Plan (the “ESPP”). As of December 31, 2022, the total number of shares available for issuance under the 2021 Omnibus Plan and the ESPP were 1,058,091 shares and

1,076,886 shares, respectively, subject to adjustments in the event of a stock split, stock dividend or other change in our capitalization. The number of shares reserved for issuance under the 2021 Omnibus Plan automatically increases each January 1 beginning with calendar year 2022, by a number of shares equal to 1% of the outstanding number of shares of our common stock on the immediately preceding December 31, or such lesser amount of shares as determined by the Committee. The total number of shares reserved for issuance under the ESPP increases each January 1 beginning with calendar year 2022, by a number of shares equal to 1% of the outstanding number of shares of our common stock on the immediately preceding December 31, or such lesser number of shares as determined by the Committee. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2021 Omnibus Plan are added back to the shares of common stock available for issuance under such plan.
(2)	Reflects number of securities to be issued upon exercise of outstanding options and RSUs under the 2021 Omnibus Plan.
(3)	Reflects exercise price of outstanding options. Does not reflect outstanding RSUs as RSUs do not have an exercise price.
(4)	As of December 31, 2022, there were 1,058,091 shares available for grant under the 2021 Omnibus Plan and 1,076,886 shares available for issuance under the ESPP.
Vote Required for Approval
The affirmative vote of a majority of the voting power of capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required to approve the 2021 Omnibus Incentive Plan Amendment to increase the number of shares authorized for issuance under the Company’s 2021 Omnibus Incentive Plan.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT
TO THE A.K.A. BRANDS HOLDING CORP. 2021 OMNIBUS INCENTIVE PLAN TO INCREASE THE
NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER BY 10,000,000 SHARES.

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed PricewaterhouseCoopers as our independent registered public accounting firm for the year ending December 31, 2023. Services provided to the Company and its subsidiaries by PricewaterhouseCoopers for the year ended December 31, 2022 are described below and under “Audit Committee Report.”
Fees and Services
The following table summarizes the aggregate fees for professional audit services and other services rendered by PricewaterhouseCoopers for the years ended December 31, 2022 and 2021:
	2022	2021
Audit Fees(1)	$1,310,529	$5,936,826
Audit-Related Fees	$—	$—
Tax Fees(2)	$1,002,522	$2,871,875
All Other Fees(3)	$1,536	$796,954
Total	$2,314,587	$9,605,655
(1)
Consists of fees incurred for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly condensed consolidated financial statements, statutory audits of our international subsidiaries, and similar matters and, for the year ended December 31, 2021, fees incurred for certain procedures performed in connection with the IPO.

(2)
Consists of fees related to various U.S. and Australia tax services provided and tax services for intellectual property transfer and, for the year ended December 31, 2021, fees incurred for certain tax services provided in connection with the IPO.

(3)
Consists of fees incurred for licenses and subscriptions related to SEC compliance and accounting research and, for the year ended December 31, 2021, fees incurred for financial due diligence related to the mnml acquisition in October 2021 and certain business structuring advisory fees.

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.
The Audit Committee has adopted a policy that requires advance approval of all audit services as well as non-audit services to the extent required by the Exchange Act and the Sarbanes-Oxley Act of 2002. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. Each year, the Audit Committee will pre-approve audit services, audit-related services and tax services to be used by the Company.
The Audit Committee approved all services provided by PricewaterhouseCoopers in 2022 and 2021. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.
Ratification of the appointment of PricewaterhouseCoopers requires affirmative vote of a majority of the voting power of the capital stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. If the Company’s shareholders do not ratify the appointment of PricewaterhouseCoopers, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace PricewaterhouseCoopers as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE
APPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
YEAR ENDING DECEMBER 31, 2023.

AUDIT COMMITTEE REPORT
Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act or the Exchange Act that might incorporate by reference the information included in this proxy statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.
The Audit Committee oversees our financial reporting process on behalf of the Board. This report reviews the actions taken by the Audit Committee with regard to our financial reporting process during fiscal 2022 and particularly with regard to the audited consolidated financial statements as of December 31, 2022 and 2021 and for the three years ended December 31, 2022.
Our management has the primary responsibility for the financial statements and reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to select annually the accountants to serve as our independent auditors for the coming year.
The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022, including a discussion of the quality, rather than just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
In addition, the Audit Committee reviewed the Enterprise Risk Management program and discussed with management the relevant enterprise risk management policies and procedures.
The Audit Committee also discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, rather than just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee discussed with the auditors their independence from management and the Company, including the matters in the written disclosures and the letter required by the PCAOB regarding the independent auditors’ communications with the Audit Committee regarding independence. The Audit Committee also considered whether the provision of services during the fiscal year ended December 31, 2022 by the auditors that were unrelated to their audit of the consolidated financial statements referred to above and to their reviews of our interim consolidated financial statements during the fiscal year is compatible with maintaining their independence.
Additionally, the Audit Committee discussed with the independent auditors the overall scope and plan for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their observations on our internal controls and the overall quality of our financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.
Audit Committee:
Sourav Ghosh, Chair
Myles McCormick
Kelly Thompson

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Approval of Related Party Transactions
We have adopted a written policy with respect to the review, approval and ratification of related party transactions. Under the policy, our Audit Committee is responsible for reviewing and approving related party transactions. In the course of its review and approval of related party transactions, our Audit Committee considers the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy requires our Audit Committee to consider, among other factors it deems appropriate:
•	whether the transaction was undertaken in the ordinary course of business of the Company;
•	whether the related party transaction was initiated by the Company or the related party;
•	the availability of other sources of comparable products or services;
•	whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;
•	the purpose and potential benefits to the Company of the related party transaction;
•	the approximate dollar value of the amount involved in the related party transaction, particularly as it relates to the related party;
•	the related party’s interest in the related party transaction; and
•	any other information regarding the related party transaction or the related party that would be material to investors in light of the circumstances of the particular transaction.
The Audit Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our shareholders, as the Audit Committee determines in good faith.
In addition, under our Code of Ethics our employees, directors and executive officers must disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.
Related Party Transactions
Other than compensation arrangements for our directors and Named Executive Officers, which are described in the section entitled “Executive Compensation” elsewhere in this proxy statement, below we describe transactions during the year ended December 31, 2022 to which we were a participant, in which:
•	the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Registration Rights Agreement
In connection with the IPO, we entered into a Registration Rights Agreement with certain of our equity holders, including Summit and investors affiliated with the Beard family and the Bryett family (the “Australian Management Investors”). Under the Registration Rights Agreement, we have granted these members registration rights subject to customary terms, conditions and limitations.
Demand Registrations
Under the Registration Rights Agreement, Summit is able to require us to file an unlimited number of registration statements under the Securities Act to register all or a portion of its registrable securities and in which we shall pay all registration expenses. In addition, Summit is able to require us to file an unlimited number of short-form registration statements under the Securities Act to register all or a portion of their registrable securities and in which we shall pay all registration expenses. Each such request is referred to as a “Demand Registration.” Upon the fourth anniversary following the pricing of the IPO, the Australian Management Investors will each be entitled to one Demand Registration.

Piggyback Registrations
Under the Registration Rights Agreement, if at any time we propose to register any of our equity securities under the Securities Act (other than a Demand Registration and in certain other cases), we are required to notify each holder of registrable securities of its right to participate in such registration (a “Piggyback Registration”) and include their registrable securities to the extent set forth in the Registration Rights Agreement. We will bear all expenses of the holders of registrable securities in connection with Piggyback Registrations.
Expenses of Registration
We are required to bear the registration expenses (other than underwriting discounts) incident to any registration in accordance with the Registration Rights Agreement, including the reasonable fees of counsel chosen by the holders of registrable securities.
Indemnification of Officers and Directors
We are party to indemnification agreements with each of our officers, directors and director nominees. The indemnification agreements provide our officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under Delaware law. Additionally, we may enter into indemnification agreements with any new directors or officers that may be broader in scope than the specific indemnification provisions contained in Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our officers and directors pursuant to the foregoing agreements, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.
Director Nomination Agreement
In connection with our IPO, we entered into a Director Nomination Agreement with Summit that provides Summit the right to designate nominees for election to our Board. Summit may also assign its designation rights under the Director Nomination Agreement to an affiliate. See “Board of Directors and Corporate Governance—Director Nomination Agreement” for a description of the Director Nomination Agreement.
Stockholders Agreement
On June 23, 2021, we entered into a stockholders agreement that became effective upon the closing of the IPO (the “Stockholders Agreement”) with our Principal Stockholder and certain of our equity holders (the “Founder Investors”). The Stockholders Agreement provides that a Founder Investor may only sell shares of common stock acquired prior to the closing of the IPO contemporaneously with sales of common stock by our Principal Stockholder or by Summit in either a public or private sale to unaffiliated third parties. In connection with any such sale, a Founder Investor is generally entitled to sell up to a number of shares of our common stock equal to the aggregate number of shares of common stock held by such Founder Investor multiplied by a fraction, the numerator of which is the aggregate number of shares being sold by our Principal Stockholder or by Summit in such sale and the denominator of which is the aggregate number of shares of common stock held by our Principal Stockholder or by Summit immediately prior to such sale. The Stockholders Agreement will terminate upon the earlier to occur of the fourth anniversary of the IPO or such date as our Principal Stockholder and Summit no longer hold any shares of our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information about the beneficial ownership of our common stock as of March 30, 2023 for:
•	each person or group known to us who beneficially owns more than 5% of our common stock;
•	each of our directors;
•	each of our Named Executive Officers; and
•	all of our directors and executive officers as a group.
The numbers of shares of common stock beneficially owned and percentages of beneficial ownership are based on 129,089,620 shares of common stock outstanding as of March 30, 2023.
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common stock subject to options or RSUs that are currently exercisable or exercisable or will vest within 60 days of March 30, 2023 are deemed to be outstanding and beneficially owned by the person holding the options or RSUs. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each shareholder identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the shareholder.
Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o a.k.a. Brands Holding Corp., 100 Montgomery Street, Suite 1600, San Francisco, California 94104.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
5% Shareholders
New Excelerate, L.P.(1)	72,644,324	56.3%
Beard Entities(2)	24,261,129	18.8%
Bryett Enterprises Trust(3)	20,591,189	16.0%
Named Executive Officers and Directors
Jill Ramsey	12,005	*
Ciaran Long	86,575	*
Michael Trembley	—	—
Christopher J. Dean	—	—
Simon Beard(2)	24,261,129	18.8%
Wesley Bryett(3)	20,591,189	16.0%
Ilene Eskenazi	6,610	*
Sourav Ghosh	—	—
Matthew Hamilton	—	—
Myles McCormick	96,250	*
Kelly Thompson	—	*
All Directors and Executive Officers as a Group (12 individuals)	45,059,758	34.9%
*	Indicates less than 1%.
(1)
Represents 72,644,324 shares of common stock held directly by New Excelerate L.P., the voting and disposition of which is controlled by Summit Partners, L.P.. Summit Partners, L.P. is (i) the sole shareholder of Summit Partners GE IX AIV, Ltd., which is the general partner of Summit Partners GE IX AIV, L.P., which is the general partner of Summit Partners Growth Equity Fund IX-B AIV, L.P. (“Summit IX-B”) and (ii) the sole member of Summit Partners GE IX, LLC, which is the general partner of Summit Partners GE IX, L.P., which is the general partner of Summit Partners Growth Equity Fund IX-A AIV, L.P (“Summit IX-A”). Summit IX-A and Summit IX-B have equal ownership of the outstanding capital stock of Excelerate GP, Ltd. Excelerate GP, Ltd. is the general partner of New Excelerate L.P. Summit Partners, L.P., through a two-person investment committee, currently comprised of Peter Y. Chung and

Charles J. Fitzgerald, has voting and dispositive authority over the shares beneficially owned by each of these entities and therefore beneficially owns such shares. Mr. Chung and Mr. Fitzgerald disclaim beneficial ownership of the shares held directly by New Excelerate, L.P. The address for each of these entities and individuals is c/o Summit Partners, 222 Berkeley Street, 18th Floor,
Boston, MA 02116.
(2)
Represents 23,354,629 shares of common stock held of record by (i) TF Apparel Discretionary Trust, established by deed dated October 28, 2009 (the “TF Apparel Trust”), (ii) The Simon Beard Family Trust, established by deed dated October 28, 2009 (the “Simon Beard Trust”), and (iii) The Tah-nee Aleman Family Trust, established by deed dated October 28, 2009 (the “Tah-nee Aleman Trust” and, together with the TF Apparel Trust and the Simon Beard Trust, the “Beard Entities”). Beard Trading Pty Ltd

ACN 600 219 856 (the “Trustee”) is the sole trustee of each of the Beard Entities, respectively. Simon Beard is the principal of each of the Beard Entities, respectively. Tah-nee Beard is the sole director and secretary and the sole shareholder of the Trustee. Tah-nee Beard has sole voting and dispositive power over 23,354,629 shares of common stock held of record by the Beard Entities. Also includes 335,000 and 571,500 shares of common stock held directly by Tah-nee Beard and Simon Beard, respectively.
(3)
Represents 20,591,189 shares of common stock held of record by The Bryett Enterprises Trust. The Bryett Enterprises Trust’s primary beneficiaries are Eirin Bryett and Wesley Bryett. The Bryett Enterprises Trust is 100% owned by the Bryett Enterprises Pty Ltd., whose sole director is Wesley Bryett and whose two shareholders are Eirin Bryett and Wesley Bryett. Wesley Bryett has sole voting and dispositive power over 20,591,189 shares of common stock held of record by The Bryett Enterprises Trust.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our executive officers, directors, and “beneficial owners” of more than 10% of our common stock to file stock ownership reports and reports of changes in ownership with the SEC. Based on a review of those reports and written representations from the reporting persons, we believe that during 2022, all transactions were reported on a timely basis, except for one Form 4 filed after the deadline for each of Ilene Eskenazi (in January), John Gonneville (in November), Ciaran Long (in November) and Michael Trembley (in November), in each case to report a grant of RSUs.

OTHER MATTERS
We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.

WHERE TO FIND ADDITIONAL INFORMATION
We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. These filings are also available on our corporate website at https://ir.aka-brands.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.

COST OF PROXY SOLICITATION
The Company is paying the expenses of this solicitation. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of stock held as of the Record Date by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies in person or by telephone, facsimile, email or other similar means.

APPENDIX A

AMENDMENT NO. 1
TO THE A.K.A. BRANDS HOLDING CORP.
2021 OMNIBUS INCENTIVE PLAN
THIS AMENDMENT NO. 1 to the a.k.a. Brands Holding Corp. 2021 Omnibus Incentive Plan (this “Amendment No. 1”) is made as of May [•], 2023, by a.k.a. Brands Holding Corp., a Delaware corporation, and its successors by operation of law (the “Company”), to be effective as set forth herein.
WHEREAS, the Company maintains the a.k.a. Brands Holding Corp. 2021 Omnibus Incentive Plan (the “Plan”); and
WHEREAS, pursuant to Section 17 of the Plan, the Company desires to amend the Plan to (i) increase the aggregate number of shares of Company common stock, par value $0.001 per share (“Common Stock”) for issuance under the Plan, and (ii) increase the number of shares of Common Stock reserved for issuance of Incentive Stock Options.
NOW, THEREFORE, the Plan is hereby amended, as follows:
Each of Section 4(a) and 4(c) of the Plan is hereby amended by deleting the present section in its entirety and substituting the following in lieu thereof:
4. Shares Available Under the Plan; Other Limitations.
(a) Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10 hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall equal 14,900,269 (the “Share Reserve”), plus any shares of Stock added as a result of the “evergreen” provision in the following sentence. The Share Reserve will automatically increase on January 1st of each calendar year, beginning with calendar year 2022 and ending with a final increase on January 1, 2031, in an amount equal to 1% of the total number of shares of Stock outstanding on December 31st of the immediately preceding calendar year. The Committee may provide that there will be no January 1st increase in the Share Reserve for any such year, or that the increase in the Share Reserve for any such year will be a smaller number of shares of Stock than would otherwise occur pursuant to the preceding sentence. Shares of Stock delivered under the Plan shall consist of authorized and unissued shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase. Notwithstanding the foregoing, (i) except as may be required by reason of Section 422 of the Code, the number of shares of Stock available for issuance hereunder shall not be reduced by shares issued pursuant to Awards issued or assumed in connection with a merger or acquisition as contemplated by, as applicable, NYSE Listed Company Manual Section 303A.08, NASDAQ Listing Rule 5635(c) and IM-5635-1, AMEX Company Guide Section 711, or other applicable stock exchange rules, and their respective successor rules and listing exchange promulgations (each such Award, a “Substitute Award”), and (ii) shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.
(c) Incentive Stock Options. No more than 14,900,269 shares of Stock (subject to adjustment as provided in Section 10 hereof) reserved for issuance hereunder may be issued or transferred upon exercise or settlement of Incentive Stock Options.
* * * * *
This Amendment No. 1 to the Plan is subject to approval by the shareholders of the Company at a meeting duly called for such purposes. Capitalized terms not specifically defined in this Amendment No. 1 to the Plan shall have the meanings provided to them in the Plan. Except as hereby modified, the Plan shall remain in full force and effect.
A-1

culture kings

m n m l

petal + pup

PRINCESS POLLY xx

a.k.a.

A.K.A. BRANDS HOLDING CORP. 100 MONTGOMERY STREET, SUITE 1600 SAN FRANCISCO, CALIFORNIA 94104

VOTE BY INTERNET

Before the Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 24, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/AKA2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 24, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V13392-P88640	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

A.K.A. BRANDS HOLDING CORP.

The Board of Directors recommends you vote FOR the director nominees listed below.

1.	Elect Class II directors to serve on the Board until the 2026 Annual Meeting and until their successors are duly elected and qualified.

	Nominees:		For	Withhold

	1a. Simon Beard		☐	☐

	1b. Wesley Bryett		☐	☐

	1c. Sourav Ghosh		☐	☐

	1d. Kelly Thompson		☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.							For	Against	Abstain

2.	Approve an amendment to the Company’s 2021 Omnibus Incentive Plan to increase the number of shares authorized for issuance thereunder by 10,000,000 shares.						☐	☐	☐

3.	Ratify the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm for the year ending December 31, 2023.						☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The a.k.a. Brands Holding Corp. Notice of 2023 Annual Meeting, Proxy Statement and 2022 Annual Report
are available at www.proxyvote.com.

 V13393-P88640

A.K.A. BRANDS HOLDING CORP. Annual Meeting of Shareholders May 25, 2023 at 11:00 AM (PT) This proxy is solicited by the Board of Directors

The undersigned hereby appoints Ciaran Long and Kenneth C. White, and each of them, proxies of the undersigned with full power of substitution for and in the name, place and stead of the undersigned to appear and act for and to vote all shares of a.k.a. Brands Holding Corp. standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at the Annual Meeting of Shareholders of a.k.a. Brands Holding Corp. to be held virtually at www.virtualshareholdermeeting.com/AKA2023 at 11:00 A.M. Pacific Time on May 25, 2023, or at any adjournments or postponements thereof, with all powers the undersigned would possess if then personally present.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE FOUR NOMINEES NAMED UNDER PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.

Continued and to be signed on reverse side